SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)
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☐	Soliciting Material Pursuant to Section 240.14a-12
Cirrus Logic, Inc.

(Name of Registrant as Specified In Its Charter)

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JASON P. RHODE
President and Chief Executive Officer

May 29, 2009

To our Stockholders:

I am pleased to invite you to attend the annual meeting of stockholders of Cirrus Logic, Inc. to be held on Friday, July 24, 2009, at 1:00 p.m. at Cirrus Logic, Inc., 2901 Via Fortuna, Austin, Texas 78746.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

We are complying with the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to shareholders using the Internet. As a result, we are mailing to our stockholders a notice with instructions for accessing the proxy materials and voting via the Internet instead of sending a paper copy of this Proxy Statement and our 2009 Annual Report on Form 10-K. The notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. We believe this new rule will result in a reduction of the printing and postage costs associated with distributing paper copies of our proxy.

Your vote is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. Although you may vote in person at the annual meeting, you may also vote over the Internet, as well as by telephone, or by mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions on the Notice of Internet Availability or the proxy card regarding each of these voting options.

Cirrus Logic values the participation of its stockholders. Your vote is an important part of our system of corporate governance and I strongly encourage you to participate.

Sincerely,

Jason P. Rhode
President and Chief Executive Officer

A copy of the Annual Report on Form 10-K, which includes financial statements, is included with this Proxy Statement.

You may receive copies of these documents at no charge upon request directed to:
Cirrus Logic Investor Relations
2901 Via Fortuna, Austin, Texas 78746
telephone: (512) 851-4125; email: InvestorRelations@cirrus.com
These documents may also be accessed on our Web site at www.cirrus.com.

Annual Stockholders’ Meeting

July 24, 2009
YOUR VOTE IS IMPORTANT

Notice

Cirrus Logic, Inc. (the “Company”) will hold its 2009 Annual Meeting of Stockholders as follows:

Friday, July 24, 2009
1:00 P.M. (Central Daylight Time)
Cirrus Logic, Inc.
2901 Via Fortuna
Austin, Texas 78746

At the meeting, stockholders will vote on the following matters:

(i)	the election of seven Company directors for one-year terms;

(ii)	the ratification of the appointment of Ernst &Young LLP (“Ernst & Young”) as our independent registered public accounting firm; and

(iii)	such other business as may properly come before the meeting.

You can vote four different ways. You can vote by attending the meeting, by telephone, by the Internet, or by proxy card. For specific voting information, please see “Questions and Answers about the Proxy Materials, the Annual Meeting, and Voting Procedures” on page 2.

Stockholders of record at the close of business on May 27, 2009 (the “Record Date”), are entitled to vote. On that day, approximately 65 million shares of the Company common stock were outstanding. Each share entitles the holder to one vote.

The Board of Directors of the Company (“the Board”) asks you to vote in favor of each of the proposals. This proxy statement provides you with detailed information about each proposal. We are also using this proxy statement to discuss our corporate governance and compensation practices and philosophies.

We encourage you to read this proxy statement carefully. In addition, you may obtain information about the Company from the Annual Report to Stockholders and from documents that we have filed with the Securities and Exchange Commission (the “SEC”).

PROXY STATEMENT

2009 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Friday, July 24, 2009

Cirrus Logic, Inc.
2901 Via Fortuna
Austin, Texas 78746
www.cirrus.com

These proxy materials are furnished to you in connection with the solicitation of proxies by the Board of Directors (“Board”) of Cirrus Logic, Inc. for use at our 2009 Annual Meeting of Stockholders and any adjournments or postponements of the meeting (the “Annual Meeting”). The Annual Meeting will be held on July 24, 2009, at 1:00 p.m., central time, at our principal executive offices, 2901 Via Fortuna, Austin, Texas 78746.

Beginning on or about June 3, 2009, Cirrus has made available to you on the Internet or delivered paper copies of these proxy materials to you by mail in connection with the solicitation of proxies by the Board of Cirrus in connection with the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS,
THE ANNUAL MEETING, AND VOTING PROCEDURES

Q:	Why am I receiving these materials?
A:	Our Board is soliciting your proxy for the annual meeting of stockholders to take place on July 24, 2009. As a stockholder, you are invited to attend the meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?
A:	The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. Our 2009 Annual Report to Stockholders on Form 10-K for the fiscal year ended March 28, 2009, is also included.

If you requested and received a paper copy of these materials by mail or e-mail, then the proxy materials also include a proxy card or a voting instruction card for the Annual Meeting.

Q:	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?
A:	We are complying with the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a copy of the proxy materials by mail or e-mail.

Q.	How can I access the proxy materials over the Internet?
A:	Your notice about the Internet availability of the proxy materials contains instructions regarding how to:
• View our proxy materials for the Annual Meeting on the Internet;
• Request a paper copy of our proxy materials for the Annual Meeting; and
• Instruct us to send our future proxy materials to you electronically by e-mail.

Q:	How may I obtain a paper copy of the proxy materials?
A:	Stockholders receiving a notice about the Internet availability of the proxy materials will find instructions regarding how to obtain a paper copy of the proxy materials in their notice.

Q:	What should I do if I receive more than one notice about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?
A:	It means your shares are registered differently or are in more than one account. To vote all your shares by proxy, you must vote for all notices you receive, or for all proxy cards and voting instruction cards you received upon request.

Q:	What proposals will be voted on at the meeting?
A:	There are two proposals scheduled to be voted on at the meeting:

• the election of seven directors; and

• the ratification of the appointment of Ernst & Young, as our independent registered public accounting firm.

Q:	What is Cirrus Logic’s voting recommendation?
A:	Our Board recommends that you vote your shares “FOR” each of the director nominees, and “FOR” the ratification of the appointment of Ernst & Young, as our independent registered public accounting firm.

Q:	Who is entitled to vote at the Annual Meeting?
A:	Stockholders of record at the close of business on May 27, 2009 (the “Record Date”) are entitled to vote.

Q:	What shares owned by me can be voted?
A:	All shares owned by you as of the close of business on the Record Date may be voted by you. These shares include (1) shares held directly in your name as the stockholder of record, including shares purchased through the Company’s Employee Stock Purchase Plan, and (2) shares held for you as the beneficial owner through a stockbroker or bank.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:	Most stockholders of the Company hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record
If your shares are registered directly in your name with the Company’s transfer agent, Computershare Investor Services, you are considered, with respect to those shares, the stockholder of record, and you have the right to vote by proxy by following the instructions in the Notice of Internet Availability of the proxy materials or to vote in person at the meeting.

Beneficial Owner
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and your broker or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares at the meeting unless you obtain a signed proxy from your broker or nominee giving you the right to vote the shares.

Q:	How can I vote my shares in person at the meeting?
A:	Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy so that your vote will be counted if you later decide not to attend the meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from your broker or nominee giving you the right to vote the shares.

Q:	How can I vote my shares without attending the meeting?
A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. If you are the stockholder of record, please refer to the summary instructions below and those included on your Notice of Internet Availability of the proxy materials. If you hold shares in street name, you should refer to the voting instruction card included by your broker or nominee. Stockholders who have requested and received a paper copy of a proxy card or voting instruction card by mail may also vote over the Internet by following the instructions on the proxy card or voting instruction card.

BY INTERNET— If you have Internet access, you may vote by following the instructions on the Notice of Internet Availability of the proxy materials. If you have requested and received a paper copy of a proxy card or voting instruction card, you may also vote over the Internet by following the instructions on the proxy card or voting instruction card.

BY TELEPHONE— If you have requested and received a paper copy of a proxy card or voting instruction card, you may vote by telephone by following the instructions on the proxy card. You will need to have the control number that appears on your Notice of Internet Availability of the proxy materials available when voting by telephone.

BY MAIL— If you have requested and received a paper copy of a proxy card or voting instruction card by mail, you may submit a proxy by signing your proxy card and mailing it in the enclosed, postage prepaid and addressed envelope. If you sign but do not provide instructions, your shares will be voted as described below in “How Are Votes Counted?”

Q:	Can I revoke my proxy?
A:	You may revoke your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may revoke your proxy instructions by granting a new proxy bearing a later date (that automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically request it to be revoked. For shares held beneficially by you, you may revoke your proxy instructions by submitting new voting instructions to your broker or nominee.

Q:	What is the quorum requirement for the meeting?
A:	The quorum requirement for holding the meeting and transacting business is the presence, either in person or represented by proxy, of the holders of a majority of the outstanding shares entitled to be voted at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	How are votes counted?
A:	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the proposal to ratify the selection of Ernst & Young, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the Company’s nominees to the Board and “FOR” the ratification of Ernst & Young to serve as our independent registered public accounting firm).

Q:	What is the voting requirement to approve each of the proposals?
A:	In the election of directors, the seven persons receiving the highest number of “FOR” votes will be elected. All other proposals require the affirmative “FOR” vote of a majority of those shares present and entitled to vote. If you are a beneficial owner and do not provide your broker or nominee with voting instructions, your shares may constitute broker non-votes, as described in “How are abstentions and broker non-votes counted?” below. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Q:	How are abstentions and broker non-votes counted?
A:	Abstentions are counted as present for purposes of determining the shares present and entitled to vote. However, broker non-votes are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary voting power to vote the shares.

Q:	How can I obtain an admission ticket for the meeting?
A:	Two cut-out admission tickets are included on the back of this proxy statement. A limited number of tickets are available for additional joint owners. To request additional tickets, please contact the Company’s Corporate Secretary at our headquarters. If you forget to bring an admission ticket, you will be admitted to the meeting only if you are listed as a stockholder of record as of the close of business on the Record Date, and you bring proof of identification. If you hold your shares through a broker or other nominee and fail to bring an admission ticket, you will need to provide proof of ownership by bringing either a copy of the Notice of Internet Availability of the proxy materials or a copy of a brokerage statement showing your share ownership as of the Record Date.

Q:	Where can I find the voting results of the meeting?
A:	We will announce preliminary voting results at the meeting and will publish final results no later than our quarterly report on Form 10-Q for the second fiscal quarter ending September 26, 2009.

Q:	What happens if additional proposals are presented at the meeting?
A:	Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Scott Thomas, our Corporate Secretary, and Thurman Case, our Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your shares for such other candidate or candidates as may be nominated by the Board.

Q:	What classes of shares are entitled to be voted?
A:	Each share of our common stock outstanding as of the Record Date is entitled to one vote on each item being voted upon at the annual meeting. On the Record Date, we had approximately 65 million shares of common stock outstanding.

Q:	Is cumulative voting permitted for the election of directors?
A:	No.

Q:	Who will count the votes?
A:	A representative of Broadridge Investor Communications Solutions will tabulate the votes. A representative of the Company will act as the inspector of the election.

Q:	Is my vote confidential?
A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board.

Q:	Who will bear the cost of soliciting votes for the meeting?
A:	The Company will pay the entire cost of soliciting proxies to be voted, along with the costs of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials and/or submit your proxy over the Internet or by telephone, however, you are responsible for Internet access or telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for the solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?
A:	You may submit proposals for consideration at future stockholder meetings.

Stockholder Proposals and Nominations: Any proposal that a stockholder wishes to include in the Company’s proxy materials for the 2010 annual meeting of stockholders, in accordance with the regulations of the SEC, must be received by no later than February 4, 2010. The written proposal will need to comply with the regulations of the SEC under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Any proposal or nomination for election of directors that a stockholder wishes to propose for consideration at the 2010 annual meeting of stockholders, whether or not the stockholder wishes to include such proposal or nomination in our proxy statement under the applicable SEC rules, must be submitted in accordance with our Bylaws, and must be received at our principal executive offices no later than February 4, 2010. Any such proposal or nomination must comply with the procedures and contain the information set forth in our Bylaws. Proposals and nominations should be addressed to: Corporate Secretary, Cirrus Logic, Inc., 2901 Via Fortuna, Austin, Texas 78746.

Copy of Bylaw Provisions: You may contact the Company’s Corporate Secretary at our headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

CORPORATE GOVERNANCE

Board Meetings and Committees
During the fiscal year ended March 28, 2009, the Board held 8 meetings. All directors are expected to attend each meeting of the Board and the committees on which he serves. No director attended less than 75% of all of the meetings of the Board and the committees on which he served. Directors are also expected to attend the Company’s annual meeting of stockholders absent a valid reason. All of the directors attended the Company’s 2008 annual meeting of stockholders except for Mr. Hackworth and Mr. Guzy.

We have three Board committees: Audit, Compensation, and Governance and Nominating. Each member of the Audit, Compensation, and Governance and Nominating Committees is independent in accordance with the applicable Nasdaq listing standards. Each committee has a written charter that has been approved by the Board. The members of each committee are identified in the following table and the function of each committee is described below.

On occasion, the Board may appoint special committees or designate directors to undertake special assignments on behalf of the Board.

Governance and
Name of Director	Independent	Audit	Compensation	Nominating
D. James Guzy	Yes	X		X

Michael L. Hackworth	Yes

Walden C. Rhines	Yes	X	X	Chair

Jason P. Rhode	No

William D. Sherman	Yes		Chair	X

Robert H. Smith	Yes	Chair	X	X

Suhas S. Patil	No

Number of Meetings
Held in Fiscal Year		7	5	3
Ended March 28, 2009

Audit Committee
The Audit Committee is currently composed of Messrs. Guzy, Rhines and Smith. The responsibilities of the Committee include:

•	selecting, retaining, compensating, overseeing, evaluating and, where appropriate, terminating the Company’s independent auditors;

•	resolving any disagreements between management and the independent auditors regarding financial reporting;

•	adopting and implementing pre-approval policies and procedures for audit and non-audit services to be rendered by the independent auditors;

•	reviewing with management and the independent auditors the financial information and the Management’s Discussion and Analysis proposed to be included in each of the Company’s Quarterly Reports on Form 10-Q prior to their filing;

•	reviewing before release the unaudited interim financial results in the Company’s quarterly earnings release;

•	reviewing with management and the independent auditors, at the completion of the annual audit, the audited financial statements and the Management’s Discussion and Analysis proposed to be included in the Company’s Annual Report on Form 10-K prior to its filing and provide or review judgments about the quality, not only the acceptability, of accounting principles, and such other matters required to be discussed with the independent auditors under generally accepted auditing standards.

•	reviewing and approving, if appropriate, material changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management;

•	establishing procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and

•	evaluating the professional competency of the financial staff and the internal auditors, as well as the quality of their performance in discharging their respective responsibilities.

The Board has determined that each of the members of the Audit Committee is able to read and understand fundamental financial statements and is independent under applicable Securities and Exchange Commission rules and applicable Nasdaq listing standards. The Board has determined that Robert H. Smith is an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules.

For additional information relating to the Audit Committee, see the Report of the Audit Committee of the Board on page 39 of this proxy statement and the Audit Committee Charter, which is available under the Corporate Governance section of our “Investors” page on our Web site at www.cirrus.com.

Compensation Committee
The Compensation Committee is composed of three directors, each of whom is independent under applicable Nasdaq listing standards. The Committee reviews and approves salaries and other matters relating to executive compensation, and administers the Company’s employee stock purchase plan and stock incentive plans, including reviewing and granting stock incentive awards to executive officers and other employees and reviewing and approving policies and procedures for awarding grants under these plans. The Compensation Committee also reviews and recommends to the Board for approval various other Company compensation plans, policies and matters, including any changes to the compensation and benefits of the Company’s non-employee directors. For additional information relating to the Compensation Committee, see the Compensation Committee Charter, which is available under the Corporate Governance section of our “Investors” page on our Web site at www.cirrus.com.

Governance and Nominating Committee
The Governance and Nominating Committee is composed of four directors, each of whom is independent under the applicable Nasdaq listing standards. This Committee provides counsel to the Board with respect to Board organization, membership and function, as well as committee structure and membership. The Committee is also responsible for defining the qualifications for candidates for director positions, evaluating qualified candidates, recommending candidates to the Board for election as directors, and proposing a slate of directors for election by stockholders at each annual meeting. For more information relating to the Governance and Nominating Committee, see the Governance and Nominating Committee Charter, which is available under the Corporate Governance section of our “Investors” page on our Web site at www.cirrus.com.

The Governance and Nominating Committee annually reviews the needs of the Board for various skills, experience, expected contributions and other characteristics in determining the director candidates to be nominated at the annual meeting. The Governance and Nominating Committee will evaluate candidates for directors proposed by directors, stockholders or management in light of the Committee’s views of the current needs of the Board for certain skills; the candidate’s background, skills, experience, or other characteristics; and the expected contributions and the qualification standards established from time to time by the Governance and Nominating Committee. If the Committee believes that the Board requires additional candidates for nomination, the Committee may engage a third party search firm to assist in identifying qualified candidates. All directors and nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Governance and Nominating Committee. In making the determinations regarding nominations of directors, the Governance and Nominating Committee may take into account the benefits of diverse viewpoints as well as the benefits of a constructive working relationship among directors.

The Governance and Nominating Committee believes that members of the Board should possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to stockholders, provide effective oversight of the management of the Company and monitor the Company’s adherence to principles of sound corporate governance. Therefore, the Committee has determined that nominees for election as director should have the following qualifications: (i) possess the highest personal and professional ethics, integrity and values; (ii) be committed to representing the long-term interests of the Company’s stockholders; (iii) have an inquisitive and objective perspective and mature judgment; (iv) possess strong business and financial acumen and judgment acquired through education, training or experience; (v) possess experience at policy-making levels in business, government, education or technology, and in areas that are relevant to the Company’s global business activities; (vi) have experience in matters of corporate governance; (vii) have experience in positions with a high degree of responsibility in the companies or institutions with which they are affiliated; and (viii) be prepared to devote appropriate time and attention to the Board and Committee duties required of a public company board member. Additionally, for non-employee director candidates, the nominees should have personal and business circumstances that permit them to serve on one or more of the various Committees of the Board.

These are not meant to be the exclusive criteria, however, and the Committee will also consider the contributions that a candidate can be expected to make to the collective functioning of the Board based upon the totality of the candidate’s credentials, experience and expertise, the composition of the Board at the time, and other relevant circumstances.

With regard to Mr. Carter and Mr. Dehne, new director nominees recommended by the Governance and Nominating Committee for election at the 2009 Annual Meeting of Stockholders Mr. Carter was recommended by Mr. Hackworth, our Chairman of the Board, and Mr. Dehne was recommended by Dr. Rhode, our Chief Executive Officer.

Stockholders are able to recommend individuals to the Governance and Nominating Committee for consideration as potential director nominees by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least one year as of the date such recommendation is made. An eligible stockholder wishing to recommend a candidate must submit the following not less than 120 calendar days prior to the anniversary of the date the proxy was released to the stockholders in connection with the previous year’s annual meeting: (A) a recommendation that identifies the candidate and provides contact information; (B) the written consent of the candidate to serve as a director of the Company, if elected; and (C) documentation establishing that the stockholder making the recommendation is an eligible stockholder Recommendations should be submitted to:

Governance and Nominating Committee
c/o Corporate Secretary
Cirrus Logic, Inc.
2901 Via Fortuna
Austin, Texas 78746

The Committee will consider stockholder-recommended candidates pursuant to the Nominations Process outlined in the Company’s Corporate Governance Guidelines.

Stockholders also have the right under the Company’s Bylaws to nominate candidates for election as directors by following the procedures, providing the information and conforming to the submission deadlines specified in the Company’s Bylaws. Please see “Questions and Answers about the Proxy Materials, the Annual Meeting and Voting Procedures – May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?”

Determination of Independence
The Board, which currently consists of seven directors, has determined that five directors, as indicated in the table on page 7, are independent as defined by the applicable Nasdaq Stock Market, Inc. (the “Nasdaq”) listing standards. Specifically, the Governance and Nominating Committee has reviewed the independence of each director and determined that Messrs. Guzy, Hackworth, Rhines, Sherman, and Smith qualify as independent directors under this standard. In determining that

Dr. Rhines qualified as an independent director, the Board considered payments made to Mentor Graphics Corporation by the Company pursuant to a license agreement, but determined that these payments did not change his status as an independent director.

In addition, the Governance and Nominating Committee has determined that new director nominees, Mr. Carter and Mr. Dehne, qualify as independent directors under the applicable Nasdaq listing standards.

Corporate Governance Guidelines
On an annual basis, the Company reviews its corporate governance practices in light of any changes to applicable law, the rules of the SEC and the Nasdaq listing standards. On May 1, 2009, the Company modified its Corporate Governance Guidelines to include a number of corporate governance changes that the Company agreed to as part of a proposed settlement of derivative lawsuits related to the Company’s historic stock option practices. A copy of the amended Corporate Governance Guidelines is included as Exhibit A, and is available under the Corporate Governance section of our “Investors” page on our Web site at www.cirrus.com. Among other matters, the Guidelines include the following:

•	Two-thirds of the members of the Board must be independent directors as defined in the Company’s Corporate Governance Guidelines.

•	The positions of Chairman of the Board and Chief Executive Officer (“CEO”) shall be held by separate individuals, and the CEO shall be the only member of the Board who is an executive officer of the Company.

•	If the Chairman of the Board is not an independent director as defined in Exhibit A to the Company’s Corporate Governance Guidelines, the Board will designate a “lead independent director.”

•	Directors shall retire at the age of 75.

•	The Board will have an Audit, Compensation, and Governance and Nominating Committee, each of which shall consist solely of independent directors.

•	The independent directors shall meet in executive session either before or after each regularly scheduled Board meeting.

•	In considering stockholder proposals and candidates recommended by stockholders for the Board, the Governance and Nominating Committee will follow the procedures outlined in the Corporate Governance Guidelines.

Code of Conduct
The Company has adopted a Code of Conduct, applicable to all employees, including the principal executive officer and senior financial officers. A copy of the Code of Conduct is incorporated as Exhibit 14 to the Company’s Annual Report on Form 10-K and is accessible at www.cirrus.com. The Code of Conduct, as applied to the Company’s senior financial officers, constitutes the Company’s “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and constitutes the Company’s “code of conduct” under the Nasdaq listing standards.

DIRECTOR COMPENSATION ARRANGEMENTS

Non-employee directors receive a combination of cash and equity-based compensation. Directors who are employed by the Company do not receive any compensation for their Board activities. Independent directors may not receive consulting, advisory or other compensatory fees from the Company in addition to their Board compensation. The following table sets forth the quarterly retainer payments paid to non-employee directors for Board service during the fiscal year ended March 28, 2009.

Director Compensation
Quarterly Director Retainer	$12,500
Board Chairman Quarterly Retainer	$3,750
Audit Chair Quarterly Retainer	$5,000
Audit Committee Member Quarterly Retainer	$2,000
Compensation Committee Chair Quarterly Retainer	$2,000
Compensation Committee Member Quarterly Retainer	$1,000
Nominating and Governance Committee Chair Quarterly Retainer	$1,500
Nominating and Governance Committee Quarterly Retainer	$750

In addition, upon becoming a director, each non-employee director receives an option to purchase 25,000 shares of common stock of the Company at an exercise price equal to fair market value on the date of grant, with 25% vesting after one year and the remainder vesting ratably each month over the following 36 months. Upon re-election to the Board, each non-employee director receives a fully vested option grant to purchase 10,000 shares of common stock at an exercise price equal to fair market value on the date of grant. We also reimburse directors for all reasonable out of pocket expenses incurred for attending board and committee meetings.

On May 1, 2009, the independent directors of the Board approved modifications to the retainer fees and equity compensation for the non-employee directors based on the recommendation by the Company’s Compensation Committee, which had analyzed the Company’s director compensation compared to the Company’s Proxy Group (as defined below in the section of this proxy statement entitled “Compensation Discussion and Analysis – Benchmarking Information”). In particular, the independent directors of the Board approved the following modifications:

•	the Quarterly Director Retainer was reduced from $12,500 to $11,250; and
•	upon reelection to the Board, the number of fully vested options to purchase shares of common stock at a strike price equal to the fair market value on the date of grant that each non-employee director will receive was increased from 10,000 shares to 25,000 shares.

In addition, on May 22, 2009, based on a similar analysis of the Company’s initial director grant upon election to the Board compared to the Company’s Proxy Group, the independent directors determined that the each non-employee director should receive an option to purchase 40,000 shares of common stock of the Company (increased from an option to purchase 25,000 shares of common stock) at an exercise price equal to fair market value on the date of grant upon becoming a director, with 25% vesting after one year and the remainder vesting ratably each month over the following 36 months.

The following table sets forth the information regarding the fees and compensation paid to our non-employee directors for services as members of the Board or any committee of the Board during fiscal year 2009.

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2009

	Fees
	Earned or
	Paid in		Option
	Cash	Stock	Awards		All Other
	(1)	Awards	(2)		Compensation	Total
Name	($)	($)	($)		($)	($)
(a)	(b)	(c)	(d)		(g)	(h)
Michael L. Hackworth	$65,000	-	$20,713	(3)	-	$85,713

D. James Guzy	$61,000	-	$20,713	(4)	-	$81,713

Walden C. Rhines	$71,000	-	$20,713	(5)	-	$91,713

William D. Sherman	$65,000	-	$20,713	(6)	-	$85,713

Robert H. Smith	$85,000	-	$20,713	(7)	-	$105,713

(1)	Represents fees paid in cash for services as a director during the fiscal year ended March 28, 2009, including quarterly retainer fees and committee chairmanship and membership retainer fees.
(2)	On July 25, 2008, the date of the Company’s 2008 annual meeting, a fully vested option grant to purchase 10,000 shares of common stock at an exercise price equal to fair market value on the date of grant was awarded to each non-employee director. The value disclosed is the grant date fair value of the options calculated in accordance with SFAS 123R.
(3)	At the end of fiscal year 2009, Mr. Hackworth had 80,000 options outstanding.
(4)	At the end of fiscal year 2009, Mr. Guzy had 90,000 options outstanding.
(5)	At the end of fiscal year 2009, Dr. Rhines had 90,000 options outstanding.
(6)	At the end of fiscal year 2009, Mr. Sherman had 95,000 options outstanding.
(7)	At the end of fiscal year 2009, Mr. Smith had 85,000 options outstanding.

PROPOSALS TO BE VOTED ON

Proposal No. 1

ELECTION OF DIRECTORS

The Board has approved seven nominees for election to the Board this year. Five of the nominees have served as a director since the last annual meeting, including Mr. Hackworth, Mr. Guzy, Dr. Rhode, Mr. Sherman and Mr. Smith. Mr. Carter and Mr. Dehne have been recommended by the Company’s Governance and Nominating Committee and nominated by the Board for election as directors. Information regarding the business experience of each nominee is provided below. All directors are elected annually to serve until the next annual meeting and until their respective successors are elected or until their earlier resignation or removal. There are no family relationships among the Company’s executive officers and directors.

Vote Required
In the election of directors, the seven persons receiving the highest number of “FOR” votes will be elected.

Information About Nominees

MICHAEL L. HACKWORTH
Director since 1985
Mr. Hackworth, age 68, is currently Chairman of the Board of the Company, a position he has held since July 1997. Between March 5, 2007 and May 16, 2007, Mr. Hackworth was the Company’s Acting President and CEO. Mr. Hackworth continued to support Dr. Rhode as an employee of the Company until July 27, 2007, and acted as a consultant to the Company until September 30, 2007. He served as President and CEO of the Company from January 1985 to June 1998, and continued to serve as CEO until February 1999. Between 2002 and May 2007, Mr. Hackworth was the Chief Executive Officer of Tymphany Corporation, a provider of audio transducers for loudspeakers. He also served as a director and Chairman of the Board of Tymphany Corporation from 2002 until October 2008. In addition, Mr. Hackworth is a director of Virage Logic Corporation, a provider of semiconductor intellectual property platforms and development tools, and Epicor Software Corporation, a vendor of enterprise business software products.

JOHN C. CARTER
New Director Nominee
Mr. Carter, age 54, is currently a Principal at TCGen, which is a management consulting and advisory services firm that Mr. Carter founded in 2002 and is located in Menlo Park, California. Between November 2007 and January 2008, Mr. Carter was an Executive in Residence at Vantage Point Venture Partners in San Bruno, California, where he assisted in the management of several portfolio companies. Mr. Carter also served as Chief Technical Officer at Klipsch Group in Indianapolis, Indiana, between February 2005 and October 2007. Prior to working at Klipsch Group, he was Chief Operating Officer and Chief Technical Officer at Aurora Worldwide, Inc., a private equity investment and holding company focused on the consumer audio market between April 2004 and February 2005. Mr. Carter began his career as an engineer at Bose Corporation in 1978, later becoming its Chief Engineer.

TIMOTHY R. DEHNE
New Director Nominee
Mr. Dehne, age 43, recently retired from National Instruments Corporation, a supplier of measurement and automation products used by engineers and scientists in a wide range of industries. Mr. Dehne had been employed by National Instruments since 1987. From 2002 until his retirement, Mr. Dehne served as Senior Vice President, Research & Development. Prior to his role as Senior

Vice President, Research & Development, Mr. Dehne served in various executive positions in marketing and engineering.

D. JAMES GUZY
Director since 1984
Mr. Guzy, age 73, has been Chairman of Arbor Company, a limited partnership engaged in the electronics and computer industry, since 1969. Mr. Guzy is also Chairman of the Board of PLX Technology, Inc., a developer and supplier of data transfer semiconductor devices, and a director at Alliance Bernstein Core Mutual Fund. He is also Director Emeritus of Novellus Systems, Inc., a developer and manufacturer of systems used in the fabrication of integrated circuits. Mr. Guzy also served as a director of Intel Corporation, a semiconductor chip maker, until May 20, 2008.

JASON P. RHODE
Director since May 2007
Dr. Rhode, age 39, was appointed as President and CEO, and as a director of the Company in May 2007. Dr. Rhode joined the Company in 1995 and served in various engineering positions until he became Director of Marketing for analog and mixed-signal products in November 2002. He was appointed Vice President, General Manager, Mixed-Signal Audio Products, in December 2004, a role he served in until his appointment as President and CEO.

WILLIAM D. SHERMAN
Director since 2001
Mr. Sherman, age 66, is Senior Counsel in the law firm of Morrison & Foerster LLP, where he has worked since 1987.

ROBERT H. SMITH
Director since 1990
Mr. Smith, age 72, retired in August 2002 from the position of Executive Vice President of Administration of Novellus Systems, Inc., a developer and manufacturer of systems used in the fabrication of integrated circuits, where he also served on the Board of Directors. He also serves on the Board of Directors of Epicor Software Corporation, an enterprise and e-business software solutions company; PLX Technology, Inc., a developer and supplier of data transfer semiconductor devices; Virage Logic Corporation, a provider of semiconductor intellectual property platforms and development tools; and ON Semiconductor, a supplier of power components and systems to designers of computers, communications, consumer, and industrial systems.

The Board recommends a vote FOR the election to the Board of each of the foregoing nominees.

Proposal No. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending March 27, 2010. During fiscal year ended March 28, 2009, Ernst & Young served as the Company’s independent registered public accounting firm and also provided certain tax services.

Representatives of Ernst & Young attended all meetings of the Audit Committee in fiscal year 2009. The Audit Committee pre-approves and reviews all audit and non-audit services provided by Ernst & Young. In considering the services to be provided by Ernst & Young, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young.

For additional information relating to the Audit Committee, see the Report of the Audit Committee of the Board on page 39 of this proxy statement, as well as the Audit Committee Charter, which is available under the Corporate Governance section of our “Investors” page on our Web site at www.cirrus.com.

A representative of Ernst & Young is expected to attend the meeting and be available to respond to questions and, if he or she desires, to make a statement.

The Board recommends a vote FOR the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending March 27, 2010.

If the appointment is not ratified, the Audit Committee will consider this an indication to select other auditors for the following fiscal year. Ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending March 27, 2010, requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

OWNERSHIP OF SECURITIES

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company’s common stock as of April 25, 2009 by (i) each person known to the Company to be a beneficial owner of more than 5% of the Company’s common stock; (ii) each director and nominee for director; (iii) each of the executive officers named in the Summary Compensation Table of the Executive Compensation section of this proxy statement; and (iv) all current directors and executive officers of the Company as a group. The Company’s common stock is the only class of voting securities issued by the Company. Unless otherwise indicated in the footnotes, the beneficial owner has sole voting and investment power with respect to the securities beneficially owned, subject only to community property laws, if applicable.

	Shares
	Beneficially Owned
Beneficial Owner	Number	Percent(1)

5% or Greater Stockholders:
FMR LLC(2)
82 Devonshire Street
Boston, MA 02109	9,786,170	15.0%
Mark Teo, Teren Handelman, Alpha Industries, Inc.(3)
P.O. Box 808
Lyndhurst, New Jersey 07071	3,450,000	5.3%
Barclays Global Investors UK Holdings LTD(4)
1 Churchill Place
Canary Wharf
London X0 E14 5HP	3,298,328	5.0%

Directors and Named Executive Officers:
Jason P. Rhode, President and Chief Executive Officer(5)	418,362	*
Robert H. Smith, Director(6)	321,000	*
Gregory Scott Thomas, Vice President, General Counsel, and Corporate Secretary(7)	290,800	*
D. James Guzy, Director(8)	252,782	*
Michael L. Hackworth, Director(9)	203,825	*
Thurman K. Case, Vice President and Chief Financial Officer(10)	163,030	*
Walden C. Rhines, Director(11)	116,000	*
Scott A. Anderson, Senior Vice President and General Manager, Mixed-Signal Audio Products(12)	109,166	*
Suhas S. Patil, Chairman Emeritus and Director(13)	96,678	*
William D. Sherman, Director(14)	95,405	*
Timothy R. Turk, Vice President, Worldwide Sales(15)	73,624	*
John C. Carter, Director Nominee	0	*
Timothy R. Dehne, Director Nominee	0	*
All current directors and executive officers as a group (15 persons)(16)	2,512,087	3.9%

*	Less than 1% of the outstanding common stock

(1)	Percentage ownership is based on 65,244,484 shares of common stock issued and outstanding on April 25, 2009. Shares of common stock, issuable under stock options that are currently exercisable or will become exercisable within 60 days after April 25, 2009, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

(2)	Based on information contained in a Form 13F filed by the stockholder with the SEC on May 15, 2009. A Schedule 13G/A filed by FMR LLC on February 17, 2009, stated that at the that time, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, was the beneficial owner of 8,468,304 shares of the Common Stock outstanding of Cirrus Logic Inc, as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, VIP ContraFund, amounted to 3,510,415 shares of the total stock outstanding. The principal business office of VIP ContraFund is at 82 Devonshire Street, Boston, MA 02109. The Schedule 13G/A further explained that Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each had sole power to dispose of the shares owned by the Funds. Neither FMR LLC nor Edward C. Johnson 3d had sole power to vote or direct the vote of the shares owned directly by Fidelity. Fidelity carries out the voting of shares under written guidelines established by the Funds’ Boards of Trustees.

(3)	Based on information contained in a Schedule 13D filed by the stockholder with the SEC on June 23, 2008. The filing indicates that Mark Teo has sole voting and dispositive power for 2,750,000 shares, with sole power to vote or direct the vote, dispose of or direct the disposition of shares held in the name of Alfred Teo, Annie Teo, Lambda Financial Service Corp. and Great Eastern Acquisition Corp.; and that Teren Handelman has sole voting and dispositive power for 700,000 shares held in the name of MAAA Trust.

(4)	Based on information contained in a Form 13F-HR filed by the stockholder with the SEC on May 14, 2009. The filing indicates that Barclays Global Investors, N.A. has sole voting power as to 1,499,690 shares and no voting authority as to 363,186 shares, and that Barclays Global Fund Advisors has sole voting authority as to 1,435,452 shares.

(5)	Includes 411,050 shares issuable upon exercise of options held by Dr. Rhode and 5,812 shares held directly.

(6)	Includes 85,000 shares issuable upon exercise of options held by Mr. Smith and 236,000 shares held directly.

(7)	Includes 278,633 shares issuable upon exercise of options held by Mr. Thomas and 12,167 shares held directly.

(8)	Includes 90,000 shares issuable upon exercise of options held by Mr. Guzy, 30,000 shares held by Mr. Guzy directly, and 132,782 shares held by Arbor Company, of which Mr. Guzy is President.

(9)	Includes 80,000 shares issuable upon exercise of options held by Mr. Hackworth, 7,588 shares held by Mr. Hackworth directly, and 116,237 shares held by Mr. Hackworth as Trustee UTD August 1, 1988.

(10)	Includes 160,908 shares issuable upon exercise of options held by Mr. Case and 2,122 shares held directly.

(11)	Includes 90,000 shares issuable upon exercise of options held by Dr. Rhines, 20,000 shares held by Dr. Rhines directly, and 6,000 shares held by Dr. Rhines’ spouse for which he claims beneficial ownership. Dr. Rhines currently serves as a director but will not stand for re-election to the Board at the 2009 Annual Meeting.

(12)	Includes 79,166 shares issuable upon exercise of options held by Mr. Anderson and 30,000 shares held directly.

(13)	Includes 26,278 shares held by Dr. Patil directly and 70,400 shares held by family members and trusts for the benefit of family members. Dr. Patil does not have voting or investment power over the shares held by family members and trusts and disclaims beneficial ownership as to those shares. Dr. Patil currently serves as a director but will not stand for re-election to the Board at the 2009 Annual Meeting.

(14)	Includes 95,000 shares issuable upon exercise of options held by Mr. Sherman and 405 shares held directly.

(15)	Includes 65,624 shares issuable upon exercise of options held by Mr. Turk and 8,000 shares held directly.

(16)	Includes options held by all executive officers and directors to purchase an aggregate of 1,761,979 shares of our Common Stock that are exercisable within 60 days of April 25, 2009.

EXECUTIVE OFFICERS

Scott A. Anderson – Senior Vice President and General Manager, Mixed-Signal Audio Products
Mr. Anderson, age 55, was appointed Senior Vice President and General Manager in October 2007. Prior to joining the Company, Mr. Anderson served as the president and chief operating officer of Freescale Semiconductor between March 2004 and February 2005, and as president and chief executive officer of Motorola Semiconductor Products Sector (“SPS”) between February 2003 and December 2003.

Jo-Dee M. Benson – Vice President, Corporate Marketing Communications and Human Resources
Ms. Benson, age 49, was appointed Vice President, Corporate Marketing Communications and Human Resources in February 2005. Previously, she had served as Vice President of Corporate Communications since December 2000.

Gregory L. Brennan – Vice President and General Manager, Apex Precision Power
Mr. Brennan, age 47, was appointed Vice President and General Manager, Apex Precision Power, in April 2008. Between July 2007, when the Company acquired Apex Microtechnology, and April 2008, Mr. Brennan served as Director of Marketing, Industrial Products Division. Prior to July 2007, Mr. Brennan had served as Vice President, Marketing and Sales for Apex Microtechnology.

Thurman K. Case – Vice President, Chief Financial Officer and Principal Accounting Officer
Mr. Case, age 52, was appointed the Company’s Chief Financial Officer (“CFO”) on February 14, 2007. He joined the Company in October 2000, and was appointed Vice President, Treasurer, Financial Planning & Analysis, in September 2004. Prior to being appointed to his current position, Mr. Case also served as Vice President, Finance between June 2002 and September 2004, and Director of Finance between October 2000 and June 2002.

Will Cuellar – Vice President of Supply Chain
Mr. Cuellar, age 48, was named Vice President of Supply Chain in November 2008. As Vice President of Supply Chain, Mr. Cuellar oversees the Company’s worldwide manufacturing operations. Between July 2008, when he joined the Company, and November 2008, Mr. Cuellar was Director of Operations. Prior to joining the Company, Mr. Cuellar was Director, Planning at Analog Devices, Inc.

Miroslav Dokic – Vice President and General Manager, DSP Business Unit
Dr. Dokic, age 46, was named Vice President and General Manager of the DSP Business Unit in May 2007. Prior to May 2007, Dr. Dokic served as director of DSP Firmware Engineering and Advanced Technology Development in Cirrus Logic’s Embedded Products Division since 1999. Dr. Dokic joined the Company in 1995 and served in various engineering roles prior to serving as director of DSP Firmware Engineering and Advanced Technology Development.

Jason P. Rhode – President and Chief Executive Officer, and Director Nominee
Dr. Rhode, age 39, was appointed as President and CEO of the Company in May 2007. Dr. Rhode joined the Company in 1995 and served in various engineering positions until he became Director of Marketing for analog and mixed-signal products in November 2002. He was appointed Vice President, General Manager, Mixed-Signal Audio Products, in December 2004, a role he served in until his appointment as President and CEO.

Thomas Stein – Vice President and General Manager, EXL Division
Mr. Stein, age 37, became Vice President and General Manager of the Company’s Energy, Exploration, and Lighting (“EXL”) Division in September 2008. Prior to September 2008, Mr. Stein held various leadership positions in sales and marketing since joining the Company in 1995.

Gregory Scott Thomas – Vice President, General Counsel and Corporate Secretary
Mr. Thomas, age 43, was appointed Vice President, General Counsel and Corporate Secretary in December 2003. He joined the Company in December 2000 as Vice President and Associate General Counsel, Intellectual Property.

Timothy R. Turk – Vice President, Worldwide Sales
Mr. Turk, age 52, was appointed Vice President, Worldwide Sales in August 2007. Prior to joining Cirrus Logic, Mr. Turk was Vice President of Sales at Avnera Corporation. Mr. Turk also served 20 years in sales and operations with Cypress Semiconductor, including as vice president of Worldwide Sales and Sales Operations from 2004 through 2006.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion of executive compensation contains descriptions of various employee benefit plans and employment–related agreements. These descriptions are qualified in their entirety by reference to the full text or detailed descriptions of the plans and agreements that are filed as exhibits to the Company’s 2009 Annual Report on Form 10-K for the fiscal year ended March 28, 2009.

General Philosophy
We provide the Company’s executive officers with compensation opportunities that are based upon their personal performance, the financial performance of the Company and their contribution to that performance, through a mix of salary, equity, and non-equity incentive compensation. These opportunities are designed to be competitive enough to attract and retain highly skilled individuals, and to align management’s incentives with the long-term interests of our stockholders.

We believe that payments under the compensation programs for our executive officers should reflect the Company’s performance and the value created for the Company’s stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company’s success. We are engaged in a very competitive industry, and the Company’s success depends upon its ability to attract and retain qualified executives through the competitive compensation packages we offer to these individuals.

Use of a Compensation Consultant
To support the Compensation Committee in fulfilling its duties, the Committee has hired consultants in the field of executive compensation to assist with its design and evaluation of CEO and executive officer compensation. During fiscal year 2009, the Compensation Committee retained the services of Mercer Human Resource Consulting (“Mercer”), a market leader for advice and analysis on executive compensation practices, to assist with a comprehensive review of the CEO’s and other executive officers’ compensation. In addition to discussing their review with our Compensation Committee, Mercer also contacted members of senior management and employees in our human resources and legal departments to obtain historical data and insight into the Company’s business strategy and compensation practices. The Compensation Committee considered Mercer’s recommendations, along with the recommendations of Company management, in setting our executives’ fiscal year 2009 total overall compensation. Although Mercer provided analysis and recommendations to the Compensation Committee, Mercer did not decide or approve any compensation-related actions. Mercer performed no other services for the Company in fiscal year 2009. Additionally, the Committee has established procedures to ensure that Mercer’s advice to the Committee remains objective and is not influenced by the Company’s management. These procedures include: a direct reporting relationship of the Mercer consultant to the Committee; a provision in the Committee’s engagement letter with Mercer specifying the information, data, and recommendations that can and cannot be shared with management; and an annual update to the Committee on Mercer’s financial relationship with the Company, including a summary of the work performed for the Company during the preceding 12 months.

Targeted Overall Compensation
The Compensation Committee annually reviews and establishes each executive officer’s total compensation package. The Committee considers a broad range of facts and circumstances in setting executive compensation, including Company performance, individual performance, external pay practices of competitors and similarly situated companies, the strategic importance of the executive’s position, as well as internal pay equity and the executive’s time in the position. The weight given to each of these factors by the Committee may differ from year to year, and among the individual executive officers. The Company’s executive pay program is heavily weighted toward performance-based compensation that rewards achievement of short- and long-term corporate goals and objectives of the Company. In setting target compensation for the Company’s executives, the Compensation

Committee sought to strike a balance between providing compensation that is in-line with the compensation paid to executives of peer companies, while ensuring that a significant percentage of compensation was coupled to stock price appreciation, as well as Company and individual performance.

Benchmarking Information
As part of the Committee’s annual compensation review, the information provided by Mercer to the Committee was based on several sources of compensation information, including published survey data and information from public company disclosures. Competitive information is obtained from published survey data prepared by Radford Surveys, a leading provider of compensation and benefits market data, and from the proxy statements of peer companies. The Committee used Radford Survey data, considering data specific to jobs with companies in the semiconductor industry with revenues less than $1 billion per year (the “Survey Group”).

In addition to the Survey Group, the Committee reviewed data from the proxy statements of particular companies that are considered comparable to the Company (the “Proxy Group”). The Proxy Group generally consists of public companies in the semiconductor industry that share similar operating and financial characteristics with the Company. Those characteristics include a company’s revenue, location, number of employees, one-year revenue growth, market cap, correlation of stock price movement, inclusion as a peer in published equity analyst reports, and similarity of business model and product lines. In the spring of 2008, Mercer analyzed our compensation peer group and recommended several changes. After review of Mercer’s recommendations, the Committee adopted the following group of 15 companies for its Proxy Group: Actel Corp.; Advanced Analogic Technologies, Inc.; Applied Micro Circuits Corp.; Integrated Silicon Solutions, Inc.; Micrel, Inc.; Microtune, Inc.; Monolithic Power Systems, Inc.; Pericom Semiconductor Corp.; Power Integrations, Inc.; Semtech Corp.; Silicon Image, Inc.; Silicon Laboratories, Inc.; Silicon Storage Technology, Inc.; Standard Microsystems Corp.; and Supertex, Inc. For purposes of the 2008 compensation review, proxy data from Micrel, Inc. was excluded as they did not file a proxy statement during their most recent fiscal year.

From the data derived from the Survey Group and the Proxy Group, Mercer developed market composite data reflecting a 50/50 blend of the data from each group (the “Market Composite Data”). In some cases, the Committee made an adjustment upward to the Market Composite Data for executives who perform responsibilities in addition to the responsibilities associated with the jobs included in the Survey Group. Compensation recommendations for Company management are examined in light of this information, with the intent of establishing competitive compensation levels.

Elements of Compensation and Target Market Positioning
Each executive officer’s compensation package is composed of the following elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual non-equity performance awards tied to the Company’s achievement of performance goals, (iii) long-term incentive awards designed to strengthen the mutuality of interests among the executive officers and the Company’s stockholders, and (iv) post-employment compensation.

In general, we have attempted to establish a strong relationship between total cash compensation, our performance, and individual executive performance by targeting base salaries at approximately the 50th percentile compared to the Market Composite Data, and by providing additional incentive opportunities so that the target total cash compensation (salary plus target annual cash incentive compensation) approaches the 50th percentile levels with the potential to earn in the 75th percentile level for higher levels of performance. The Company also provides additional long-term incentives in the form of stock option grants so that an executive’s total direct compensation is targeted at the 50th percentile level (i.e., the size of the stock option grant is a function of the difference between the 50th percentile total direct compensation and the 50th percentile total cash compensation). These percentages are intended as guidelines for evaluating each executive officer’s compensation, and are not applied on a formulaic basis. The Compensation Committee exercises discretion over each executive officer’s total compensation package.

Executive officers are also eligible to receive certain severance benefits upon termination of their employment other than for cause. In addition, executive officers may also participate in the Company’s Employee Stock Purchase Plan and receive 401(k) retirement, health and welfare benefits.

Executive Compensation
For the past several years, our Compensation Committee has annually reviewed our executives’ compensation at a regularly scheduled Committee meeting in February. Annual stock option awards and any changes to an executive’s base salary or annual incentive targets were typically made at this time. However, in order to align the Committee’s review of our executives’ annual option grants with the timing of our annual review and grant of equity to our key employees that occurs in October each year, the Committee reviewed and approved awards of long-term equity incentives at the Committee’s September 2007 meeting. In 2008, in order to align the review of all aspects of an executive’s compensation at one meeting, the Committee determined that any proposed changes to compensation, in addition to awards of long-term equity awards, should also be reviewed at a regularly scheduled Committee meeting in September. The Committee intends to continue to review any future proposed changes to compensation or annual grants of long-term incentive awards for its executives in September of each year.

Base Salary
The base salary for each executive officer is designed to be commensurate with the salary levels for comparable positions within a comparative group of companies, to reflect each individual’s personal performance during the year, to take into consideration the individual’s responsibilities within the Company, and to be consistent with our internal salary alignment. The relative weight given to each factor varies with each executive and is within the discretion of the Compensation Committee. In setting base salaries, the Compensation Committee reviews (i) the Market Composite Data; (ii) recommendations from Dr. Rhode, the Company’s CEO; and (iii) the executive officer’s personal performance for the year. The Company’s performance and profitability may also be a factor in determining the base salaries of executive officers.

On May 16, 2007, Dr. Jason P. Rhode was appointed by the Board as President and CEO of the Company. In connection with his appointment, the Company’s Compensation Committee approved an annual base salary of $335,000 per year. This annual base salary was approximately at the 25th percentile of the base salary levels of other chief executive officers at the companies in the Market Composite Data. In setting his base salary, the Company reviewed the Market Composite Data and considered Dr. Rhode’s level of prior experience in General Manager positions, along with other factors including his then current base salary of $235,000 per year. This salary increase reflected the additional demands and responsibilities of Dr. Rhode as he assumed the role of CEO, while also recognizing our intended strategy of moving Dr. Rhode’s compensation over time towards the 50th percentile of base salary levels of chief executive officers of comparable companies based on his performance in his new role. At a meeting on September 10, 2008, as part of its annual review of executive compensation, the Compensation Committee approved an increase in the annual base salary for Dr. Rhode to $390,000. The Committee increased Dr. Rhode’s base salary in recognition of his performance and the Committee’s previously stated intent to move Dr. Rhode’s salary over time towards the 50th percentile of base salary levels of Chief Executive Officers of comparable companies. After the increase, Dr. Rhode’s base salary was slightly below the 50th percentile of base salary levels of CEO’s in the Market Composite Data.

The Compensation Committee also reviewed the compensation of its other executive officers at its meeting on September 10, 2008. Based on this review, the Committee concluded that the base salary levels of our executive officers are generally positioned competitively against the Market Composite Data, with some executives at or above the market 75th percentile. The Compensation Committee increased Mr. Case’s annual salary from $230,000 to $245,000, in recognition of his performance and with the intent to align, over time, his compensation with the compensation of Chief Financial Officers in the Market Composite Data. In addition, based on its review of the competitive salary information, the officer’s personal performance over the previous year, and the responsibilities of each executive officer, the Compensation Committee increased on an aggregate basis, the compensation of its executive officers, excluding our CEO and CFO, by approximately 3% from the previous year. In general, these increases were intended to reflect a cost of living adjustment and to recognize the performance of certain executive officers during the previous year.

Annual Performance Awards
Other than our Vice President, Worldwide Sales, who participated in a sales commission plan, our executives participated in the Company’s 2007 Management and Key Individual Contributor Incentive Plan (the “Incentive Plan”). The Incentive Plan is designed to provide employees who are in management or leadership positions in the Company, or who are key individual contributors whose efforts potentially have a material impact on the Company’s performance, with incentives to improve the Company’s financial performance through the achievement of semi-annual performance goals.

Pursuant to the Incentive Plan, participants (including the Company’s CEO, CFO, and the other currently employed Named Executive Officers) are eligible for semi-annual cash bonus payments. The Incentive Plan sets our CEO’s target bonus for a semi-annual period at 37.5% of his annual base salary, and certain other executive officers’ target bonuses for a semi-annual period, including our CFO and other named executive officers, at 25% of their annual base salary. Payments are determined based on the achievement of certain internal performance goals for operating profit margin and revenue growth set by the Company’s Compensation Committee prior to the commencement of each semi-annual period. For purposes of the Incentive Plan, “Operating Profit Margin” is defined as the Company’s consolidated GAAP operating income excluding Incentive Plan and other bonus accruals and any non-recurring items such as gains on sales of assets not otherwise included in revenue, losses on sales of assets, restructuring charges, merger-related costs including amortization or impairments of acquisition-related intangible assets, deferred tax adjustments, asset write-offs, write-downs, and impairment charges, and such other items as the Compensation Committee may determine in its sole discretion.

These performance goals are designed to balance short-term and long-term financial and strategic objectives for building stockholder value, and are further based on a review of the operating results of other peer companies. The Committee sets these goals such that participants will achieve their target bonuses when the Company’s Operating Profit Margin and revenue growth goals are achieved. In determining the amount of a bonus payment for an individual participant, the Plan provides that payments may exceed the target payouts when the Company’s financial performance exceeds the achievement of the semi-annual performance goals. Payments under the Incentive Plan may not exceed 250% of a participant’s target bonus for any applicable payout period. The Incentive Plan further provides that no payments may be made unless certain Operating Profit Margin thresholds are met.

In the first half of fiscal year 2009, executive officers, including our CEO, CFO, and other Named Executive Officers, earned payments of approximately 17% of each individual’s target bonus. In the second half of fiscal year 2009, no payments were made to the CEO or any executive officer under the Incentive Plan because the Company did not achieve the required 10% Operating Profit Margin thresholds for that period.

The performance goals for the first six months of fiscal year 2010 were set by the Committee at its February 2009 meeting. Bonuses will be paid to executives under the Incentive Plan in the first six months of fiscal year 2010 if the Company’s Operating Profit Margin is greater than 7%.

If, in the event of a change of control of the Company, the Incentive Plan is not assumed or replaced with a comparable plan by the Company’s successor, each participant under the Incentive Plan will receive a pro rata cash payment for their target bonus, based upon the number of calendar days completed in the current semi-annual period, multiplied by an Incentive Plan pay-out percentage of 100%.

Instead of participating in the Incentive Plan during fiscal year 2009, our Vice President of Worldwide Sales, Mr. Turk, participated in a sales commission plan with a target commission of $37,500 per quarter ($150,000 annual commission target). Mr. Turk’s commission plan provided Mr. Turk incentives to increase stockholder value through the achievement of a combination of quarterly revenue, design win, and individual and organization performance goals. Based upon Mr. Turk’s and the Company’s performance toward these goals, Mr. Turk earned the following quarterly commissions for fiscal year 2009:

Quarter	Commission

Q1FY09	$31,050
Q2FY09	$29,063
Q3FY09	$20,888
Q4FY09	$17,963

Long-Term Incentives
Generally, stock option grants are made annually by the Compensation Committee to each of the Company’s executive officers. While other stock-based compensation vehicles have been considered, we have selected the use of stock options because of our belief that there is a near universal expectation by employees in our industry that they will receive stock option grants. Options also provide an effective compensation opportunity for companies focused on growth. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company’s common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option becomes exercisable in a series of installments over a defined period, contingent upon the officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term.

In September 2008, in conjunction with the Committee’s annual review of executive compensation, the Committee requested Mercer to develop recommendations for market competitive long-term incentive grant guidelines for ongoing annual grants for executives. To develop the recommended guidelines, Mercer considered the following: competitive market data, the Company’s internal organizational tiers, the Company’s historical stock option grant history, and shareholder dilution. Mercer also factored in the Company’s efforts to target an executive’s total direct compensation at the 50th percentile of the Market Composite Data. Based on its analysis, Mercer recommended target grant values stated as a multiple of each executive officer’s base salary. In order to take into account the volatility of the Company’s share price in the calculation of the recommended annual grant guideline, Mercer used a Black Scholes adjusted share price at the date of grant based on a three-month-average share price and a 49% Black Scholes percentage. Based on its analysis, Mercer suggested guidelines with the following ranges: 2.5 – 3.0 times base salary for the CEO and 0.8 – 1.2 times base salary for all other executive officers.

In addition to the suggested annual grant guidelines, the Compensation Committee also takes into account the number and current value of options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock price appreciation based upon the individual’s position with the

Company, current performance, anticipated future contribution based on that performance, and ability to affect corporate and/or business unit results.

Based on these recommended guidelines, and the other relevant factors summarized above, the Compensation Committee approved the award of options to the Company’s executive officers in conjunction with the Company’s annual review of equity awards for all employees in September 2008. The relevant weight given to each of these factors varies from individual to individual. These options were awarded on the Company’s Monthly Grant Date (as defined below) in October 2008.

Option Granting Practices and Timing
The Compensation Committee has implemented a process whereby new employee equity grants and special stock grants are granted and priced on the first Wednesday of each calendar month (the “Monthly Grant Date”). The purpose of this process is to minimize the administrative burdens that would be created with multiple monthly grant dates and to ensure that all required approvals are obtained on or before the Monthly Grant Date. If the Monthly Grant Date occurs on a Company holiday, or on other days that the Company or Nasdaq is closed for business, the Monthly Grant Date will be the next regularly scheduled business day. The Compensation Committee does not have any program, plan or practice to time option grants to its executives in coordination with the release of material non-public information.

Post-Employment Compensation
On July 26, 2007, after a review of other companies’ practices with respect to management severance plans and after considering the recommendations of Mercer, the Compensation Committee approved and adopted an Executive Severance and Change of Control Plan (the “2007 Severance Plan”). As discussed on page 33 in the section of this proxy statement entitled “Potential Payments Upon Termination or Change of Control,” the 2007 Severance Plan provides certain severance and other benefits to eligible executive officers, including our CEO and named executive officers (“Eligible Executives”), whose employment is involuntarily terminated by the Company (other than for cause) or whose employment terminates following a change of control of the Company. The Plan became effective on October 1, 2007.

The 2007 Severance Plan provides that, in the event of an Eligible Executive’s involuntary termination other than for cause, an Eligible Executive will be eligible to receive: (i) a continuation of base salary for a period of up to six months (up to 12 months for the Company’s CEO) following termination, and (ii) payment in full of a reasonable estimate of premiums for three months of continued health care coverage.

The 2007 Severance Plan further provides that, if an Eligible Executive’s employment is terminated either by the Company without cause or by the Eligible Executive for good reason within 12 months following a change in control, the Eligible Executive will be eligible to receive (in lieu of the benefits described above): (i) a lump sum payment equal to twelve months’ salary, (ii) acceleration in full of any unvested stock options or any other securities or similar incentives that have been granted or issued to the Eligible Executive as of the termination date, and (iii) payment in full of a reasonable estimate of COBRA premiums for twelve months. The Eligible Executive shall have six months from the termination date to exercise any vested options.

The 2007 Severance Plan may not be amended or terminated without the consent of any Eligible Executive during the one year prior to or following the occurrence of a change in control, if such amendment would be adverse to the interest of such Eligible Executive. In order to receive severance payments under the 2007 Severance Plan, an Eligible Executive must execute a general release of all claims against the Company. Additional details and specific terms of the Severance Plan are set forth in the section of this proxy entitled “Potential Payments upon Termination or Change in Control.”

We continue to maintain a severance plan because we believe it is consistent with the practices of peer companies and helps to ensure that we are able to attract and retain top talent. Further, we believe that our plan provides a level of stability for our executives during volatile business conditions that have historically existed in our industry so that they remain focused on their responsibilities and the long-term interests of the Company during such times.

Other Benefits
All of our employees, including executive officers, are eligible to participate in Cirrus Logic’s benefit programs, including our 401(k) plan, medical, vision and dental plans, and certain other standard employee benefit plans. The Cirrus Logic, Inc. 401(k) Plan is a tax-qualified profit sharing and 401(k) plan. Under the plan, we match 50% of up to the first 6% of an employee’s pre-tax deferrals, up to the IRS compensation limits.

Our CEO and other executive officers participate in the Cirrus Logic benefit programs to the same extent as all other salaried Cirrus Logic employees based in the United States. In addition to the benefits that are generally available to all of our salaried employees, we also reimburse up to $500 for an annual physical examination for each of our executive officers to the extent the physical examination is not covered under our standard health care plans.

In addition, Mr. Turk received $92,898 during the 2009 fiscal year in relocation benefits associated with his relocation from North Carolina to Austin, Texas.

Role of Executive Officers in Establishing Compensation
Our Human Resources and Legal departments support the Compensation Committee in its work and in fulfilling various functions in administering our compensation programs. This support generally consists of assistance with providing Survey Group data, proposals of potential ranges of various components of compensation for executive officers based on the Survey Group data, and information regarding available shares under the Company’s various equity incentive plans. Regular meetings of our Compensation Committee are generally attended by our CEO, Vice President of Human Resources, and our General Counsel. Because each of the Company’s executive officers (other than the CEO) reports directly to the CEO, the Compensation Committee relies upon input from the CEO and considers the recommendations of the CEO in determining an executive officer’s compensation. The Compensation Committee considers and sets the compensation of the CEO when no members of management are present.

Policy With Respect to Internal Revenue Code Section 162(m)
Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to the CEO and any of the three most highly compensated officers to the extent that compensation exceeds $1,000,000 per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Under the Treasury Regulations corresponding to Section 162(m) of the Internal Revenue Code, compensation received through the exercise of an option will not be subject to the $1,000,000 limit if it qualifies as “qualified performance-based compensation” within the meaning of Section 162(m). It is the Committee’s objective that, so long as it is consistent with the Company’s overall business, compensation and retention objectives, the Company will, to the extent reasonable, endeavor to keep executive compensation deductible for federal income tax purposes. Although our preference is to keep executive compensation deductible for federal income tax purposes, our stockholders have not approved our Incentive Plan, or the performance goals under our Incentive Plan, Therefore, we expect that any payments under the Incentive Plan will not qualify as “performance-based compensation” under 162(m).

In fiscal year 2009, no portion of a tax deduction was disallowed under Section 162(m).

Compensation Committee Interlocks and Insider Participation
The Compensation Committee of the Board currently consists of Messrs. Rhines, Sherman and Smith. None of these directors was an officer or employee of the Company at any time during the fiscal year ended March 28, 2009.

None of our executive officers have ever served as a member of the board of directors or the compensation committee of another entity that has or has had, at the time of his service or during the same fiscal year, one or more executive officers serving as a member of the Company’s Board or Compensation Committee.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors, have reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) required by the rules of the SEC and contained within the Executive Compensation section of this Proxy Statement with management of the Company. Based on such review and discussion, we have recommended to the Board of Directors that the CD&A be included as part of this proxy filing.

Submitted by the Compensation Committee of the Board of Directors:

William D. Sherman, Chairman

Walden C. Rhines

Robert H. Smith

SUMMARY OF EXECUTIVE COMPENSATION

The following table provides certain summary information concerning the compensation awarded to, earned by, or paid to the following executive officers (“Named Executive Officers”): the Company’s CEO, CFO, and each of the three other most highly compensated executive officers of the Company for the fiscal year ended March 28, 2009. The table sets forth compensation for services rendered by the Named Executive Officers for the fiscal years ended March 28, 2009; March 29, 2008; and March 31, 2007.

						All
			Option	Non-Equity Incentive		Other
Name and Principal		Salary	Awards (2)	Plan Compensation		Compensation		Total
Position	Year	($)	($)	($)		($)		($)
(a)	(b)	(c)	(f)	(g)		(i)		(j)
Jason P. Rhode,(1)	2009	$364,192	$1,017,245	$25,170	(3)	$7,748	(5)	$1,414,355
President and	2008	320,769	603,266	80,644	(4)	6,988	(6)	1,011,666
Chief Executive Officer

Thurman K. Case,	2009	$237,962	$298,909	$10,541	(3)	$8,177	(7)	$555,589
Chief Financial	2008	230,000	191,080	68,138	(4)	6,635	(8)	495,853
Officer,	2007	209,655	100,220	35,825	(4)	7,304	(9)	353,004
Vice President of Finance and Treasurer

Scott Anderson,	2009	$275,000	$409,845	$11,832	(3)	$4,020	(10)	$700,697
Senior Vice President And General Manager, Mixed Signal Audio

Gregory S. Thomas,	2009	$275,000	$308,057	$11,832	(3)	$7,500	(11)	$602,389
Vice President,	2008	275,000	170,671	81,469	(4)	7,393	(12)	534,533
General Counsel and	2007	266,353	231,377	98,417	(4)	7,247	(13)	603,393
Corporate Secretary

Timothy Turk,	2009	$251,673	$353,531	$110,101	(14)	$101,059	(15)	$816,364
Vice President, Worldwide Sales

(1)	Jason P. Rhode was appointed President and CEO on May 17, 2007.
(2)	This column shows amounts that do not reflect compensation actually received by the Named Executive Officer, but represent the calculated compensation cost recognized by us in fiscal year 2009 for grants made in fiscal year 2009 and previous fiscal years as determined pursuant to SFAS 123R (disregarding any cancellations and forfeitures). The assumptions underlying the calculation under SFAS 123R are discussed under Note 12, Stockholders’ Equity, in our Form 10-K for the fiscal year ended March 28, 2009.
(3)	This amount was paid under the Company’s 2007 Management and Key Individual Contributor Incentive Plan, which is described in further detail in the “Compensation Discussion and Analysis – Annual Performance Awards” section of these proxy materials.
(4)	This amount was paid under the Company’s Variable Compensation Plan.
(5)	This amount includes $7,154 in matched contributions under our 401(k) plan and $594 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Dr. Rhode.
(6)	This amount includes $6,415 in matched contributions under our 401(k) plan and $573 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Dr. Rhode.

(7)	This amount includes $7,004 in matched contributions under our 401(k) plan and $1,173 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Case.
(8)	This amount includes $5,504 in matched contributions under our 401(k) plan and $1,132 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Case.
(9)	This amount includes $6,290 in matched contributions under our 401(k) plan and $1,014 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Case.
(10)	This amount includes $2,580 in opt-out payments associated with opting out of the Company’s medical plan, and $1,440 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Anderson.
(11)	This amount includes $6,900 in matched contributions under our 401(k) plan and $600 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Thomas.
(12)	This amount includes $6,793 in matched contributions under our 401(k) plan and $600 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Thomas.
(13)	This amount includes $6,668 in matched contributions under our 401(k) plan and $579 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Thomas.
(14)	Amount reflects sales commission payments made during fiscal year 2009 for the fourth quarter of fiscal year 2008 and the first three quarters of fiscal year 2009.
(15)	This amount includes $6,905 in matched contributions under our 401(k) plan and $1,256 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Turk. In addition, this amount includes $1,521 in reimbursement for moving expenses and $91,377, which was paid as a one-time payment in lieu of reimbursement for future housing and other living expenses, including relocation expenses.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the fiscal year ended March 28, 2009 to the Named Executive Officers. All of the stock options reflected in the table were granted under our 2006 Equity Incentive Plan. Each stock option has a maximum term of ten years, subject to earlier termination if the optionee’s services are terminated. Unless noted, the exercisability of options vests with respect to 25% of the shares underlying the option one year after the date of grant and with respect to the remaining shares underlying the option thereafter in 36 equal monthly installments. The exercise price of each stock option is equal to the closing price of our common stock on the date of grant. The amounts reflected in the column “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” set forth potential payouts under the Company’s 2007 Management and Key Individual Contributor Incentive Plan, which is described further at page 24.

								All Other
								Option
								Awards:
			Estimated Future Payouts Under Non-Equity					Number of	Exercise or
			Incentive Plan Awards					Securities	Base Price	Grant Date
								Underlying	of Option	Fair Value
	Grant		Threshold		Target		Maximum	Options	Awards	of Option
Name	Date(1)	Approval	($)		($)		($)	(#)	($/Sh)	Awards (2)
(a)	(b)	Date	(c)		(d)		(e)	(j)	(k)	(l)
Jason P. Rhode,
President and Chief Executive Officer	10/1/2008	9/10/2008	$0	(3)	$292,500		$731,250	265,000	$5.25	$770,868

Thurman K. Case,
Vice President, Chief Financial Officer, and Principal Accounting Officer	10/1/2008	9/10/2008	$0	(3)	$122,500		$306,250	50,000	$5.25	$145,468

Scott Anderson,
Senior Vice President And General Manager, Mixed Signal Audio	10/1/2008	9/10/2008	$0	(3)	$137,500		$343,750	68,000	$5.25	$197,836

Gregory S. Thomas,
Vice President, General Counsel and Corporate Secretary	10/1/2008	9/10/2008	$0	(3)	$137,500		$343,750	68,000	$5.25	$197,836

Timothy Turk,
Vice President, Worldwide Sales	10/1/2008	9/10/2008			$150,000	(4)		68,000	$5.25	$197,836

(1)	The Company’s policy is to grant options on the first Wednesday of the month (the “Monthly Grant Date”) after the Company’s Compensation Committee approves the grant. If the Monthly Grant Date occurs on a Company holiday, or on other days that the Company or Nasdaq is closed for business, the Monthly Grant Date is the next regularly scheduled business day when the Company and Nasdaq are open for business.
(2)	This amount represents the full grant date fair value of the award computed in accordance with FAS 123R. The assumptions underlying the calculation under SFAS 123R are discussed under Note 12, Stockholders’ Equity, in our Form 10-K for the fiscal year ended March 28, 2009.
(3)	Payments may be paid only if operating profit margin thresholds are achieved pursuant to the Company’s 2007 Management and Key Individual Contributor Incentive Plan (as described further at page 24). No bonuses may be paid under the plan if the operating profit margin thresholds are not achieved.
(4)	Mr. Turk participates in the Company’s Sales Commission Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning the outstanding equity award holdings held by our Named Executive Officers as of March 28, 2009.

				Equity
				Incentive
				Plan
	Number of			Awards:
	Securities		Number of	Number of
	Underlying		Securities	Securities
	Unexercised		Underlying	Underlying
	Options		Unexercised	Unexercised	Option
	Exercisable		Options	Unearned	Exercise	Option
	(1)		Unexercisable	Options	Price	Expiration
Name	(#)		(#)	(#)	($)	Date
(a)	(b)		(c)	(d)	(e)	(f)
Jason P. Rhode,	10,000		-	00	$3.87	8/7/2012

President and Chief	90,000		-		$4.58	3/2/2015

Executive Officer	30,000		-		$5.16	10/6/2014

	-		265,000		$5.25	10/1/2018

	15,000		-		$6.97	10/24/2013

	10,250		-		$7.13	6/3/2009

	142,187		182,813		$7.87	6/6/2017

	60,000		20,000		$8.06	3/1/2016

	6,750		-		$9.00	8/4/2009

	3,400		-		$14.33	2/21/2012

	3,400		-		$15.30	8/15/2011

	10,000		-		$16.69	4/3/2010

	10,000		-		$17.15	4/3/2012

	5,000		-		$32.56	10/3/2010

Thurman K. Case,	27,159	(2)	-		$3.40	6/23/2013

Vice President,	25,000		-		$4.58	3/2/2015

Chief Financial	-		50,000		$5.25	10/1/2018

Officer, and	26,562		48,438		$6.51	10/3/2017

Principal	22,500		7,500		$8.06	3/1/2016

Accounting Officer	25,000		-		$8.17	4/7/2014

	24,999		25,001		$8.41	3/7/2017

Scott Anderson,	-		68,000		$5.25	10/1/2018

Senior Vice	66,666		133,334		$5.67	11/7/2017

President and General Manager, Mixed Signal Audio

Gregory S. Thomas,	22,383	(2)	-		$3.40	6/23/2013

Vice President,	60,000		-		$4.58	3/2/2015

General Counsel and	-		68,000		$5.25	10/1/2018

Corporate Secretary	26,562		48,438		$6.51	10/3/2017

	100,000		-		$7.53	12/18/2013

	60,000		20,000		$8.06	3/1/2016

Timothy Turk,	-		68,000		$5.25	10/1/2018

Vice President,	56,249		93,751		$6.71	9/5/2017
Worldwide Sales

(1) Unless otherwise noted, all options vest over four years, with a one-year cliff vesting for 25% of the options and 1/36 of the remaining options on a monthly basis over the following three years.
(2) Options granted on June 23, 2003 vested over four years, with a six-month cliff vesting for 20% of the options, a 12-month cliff vesting for 20% of the options, and 1/36 of the remaining options vesting on a monthly basis over the following three years.

Options Exercised and Stock Vested

During fiscal year 2009, no options were exercised and no restricted stock vested by our Named Executive Officers.

Potential Payments upon Termination or Change of Control

On July 26, 2007, our Compensation Committee approved and adopted an Executive Severance and Change of Control Plan (the “2007 Severance Plan”) providing certain benefits to individuals employed by the Company and its subsidiaries at the level of Chief Executive Officer and Vice President or above and reporting directly to the Chief Executive Officer (“Eligible Executives”) in the event that an executive is involuntarily terminated other than for cause or whose employment terminates following a change of control of the Company. The Plan became effective on October 1, 2007.

The 2007 Severance Plan provides that, in the event of an Eligible Executive’s involuntary termination other than for “cause,” an Eligible Executive will be eligible to receive: (i) a continuation of base salary for a period of up to 6 months (up to 12 months for the Company’s Chief Executive Officer) following termination, and (ii) payment in full of a reasonable estimate of COBRA premiums for three (3) months.

The 2007 Severance Plan further provides that, if an Eligible Executive’s employment is terminated either by the Company without “cause” or by the Eligible Executive for “good reason” within 12 months following a “change in control,” the Eligible Executive will be eligible to receive: (i) a lump sum payment equal to twelve (12) months’ salary, (ii) acceleration in full of any unvested stock options or any other securities or similar incentives that have been granted or issued to the Eligible Executive as of the termination date, and (iii) payment in full of a reasonable estimate of COBRA premiums for twelve (12) months. The Eligible Executive shall have six months from the termination date to exercise any vested options.

For purposes of the 2007 Severance Plan, the term “cause” means (i) gross negligence or willful misconduct in the performance of an executive officer’s duties; (ii) a material and willful violation of any federal or state law that if made public would injure the business or reputation of the Company; (iii) a refusal or willful failure to comply with any specific lawful direction or order of the Company or the material policies and procedures of the Company including but not limited to the Company’s Code of Conduct and the Company’s Insider Trading Policy as well as any obligations concerning proprietary rights and confidential information of the Company; (iv) a conviction (including a plea of nolo contendere ) of a felony, or of a misdemeanor that would have a material adverse effect on the Company’s goodwill if the executive officer were to continue to be retained as an employee of the Company; or (v) a substantial and continuing willful refusal to perform duties ordinarily performed by an employee in the same position and having similar duties as the executive officer. The term “good reason” means: (i) without the executive officer’s express written consent, a material reduction of the executive officer’s duties, authority, or responsibilities relative to the executive’s duties, authority, or responsibilities as in effect immediately prior to such reduction; (ii) a material reduction by the Company in the base salary of an executive officer as in effect immediately prior to such reduction; or (iii) the relocation of an executive officer’s principal work location to a facility or a location more than fifty (50) miles from executive officer’s then present principal work location. “Good reason” shall not exist unless the executive officer provides written notice of the circumstances alleged to give rise to good reason within thirty (30) days of their occurrence and we (or our successor) fails to cure such circumstances within thirty (30) days.

For purposes of the 2007 Severance Plan, the term “change of control” means the occurrence of one of more of the following with respect to the Company: (i) the acquisition by any person (or related group of persons), whether by tender or exchange offer made directly to the Company’s stockholders, open market purchases or any other transaction or series of transactions, of stock of the Company that, together with stock of the Company held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the then outstanding stock of the Company entitled to vote generally in the election of the members of the Company’s Board of Directors; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which both (A) securities representing more than fifty percent (50%) of the total combined voting power of the surviving entity are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934), directly or indirectly, immediately after such merger or consolidation by persons who beneficially owned common stock immediately prior to such merger or consolidation and (B) the members of the Board of Directors immediately prior to the transaction (the “Existing Board”) constitute a majority of the Board of Directors immediately after such merger or consolidation; (iii) any reverse merger in which the Company is the surviving entity but in which either (A) persons who beneficially owned, directly or indirectly, Common Stock immediately prior to such reverse merger do not retain immediately after such reverse merger direct or indirect beneficial ownership of securities representing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities or (B) the members of the Existing Board do not constitute a majority of the Board of Directors immediately after such reverse merger; or (iv) the sale, transfer or other disposition of all or substantially all of the assets of the Company (other than a sale, transfer or other disposition to one or more subsidiaries of the Company).

The 2007 Severance Plan may not be amended or terminated without the consent of any Eligible Executive during the one year prior to or following the occurrence of a change in control, if such amendment would be adverse to the interest of such Eligible Executive. If any payment or benefit under the 2007 Severance Plan would be a parachute payment (within the meaning of Section 280G of the Internal Revenue Code) and would therefore result in the imposition of an excise tax, an Eligible Executive’s payments and benefits will not exceed the amount that produces the greatest after-tax benefit to the executive.

In order to receive severance payments under the 2007 Severance Plan, an Eligible Executive must execute a release of all claims against the Company.

In addition, under the Company’s 2007 Management and Key Individual Contributors Incentive Plan (the “Incentive Plan”), as described further in the Compensation Discussion and Analysis of this proxy, a participant must be continuously employed through the last day of the applicable plan cycle and through the date that cash bonuses under the Incentive Plan for such plan cycle are actually paid. However, participants whose employment terminates under certain circumstances (such as without “cause” or due to death or “disability”) during a plan cycle will be eligible to receive a pro rata cash bonus payment based on the number of days the participant was employed during that plan cycle and our actual performance during the plan cycle. The pro rata bonus amount will be paid to the terminated participant on or before the 15th day of the third month after the later of (i) the last day of the calendar year in which the termination occurred or (ii) the last day of our taxable year in which the termination occurred. In addition, if a change of control occurs and our successor does not assume the Incentive Plan, each participant will receive a pro rata cash bonus payment based on the number of calendar days completed in the current plan cycle multiplied by an incentive plan pay-out percentage of 1.0. Any such payment will be made in a lump sum in cash within ten (10) days of the change of control.

For purposes of the Incentive Plan, the term “cause” means (i) gross negligence or willful misconduct in the performance of a participant’s duties to us after one written warning detailing the concerns and offering the participant opportunities to cure, (ii) material and willful violation of any federal or state law, (iii) commission of any act of fraud with respect to us, (iv) conviction of a felony or any crime causing material harm to our standing and reputation, or (v) intentional and improper disclosure of our confidential or proprietary information. The term “disability” means total and permanent disability as defined in accordance with our long-term disability plan.

For purposes of the Incentive Plan, the term “change in control” means (i) the sale, lease, conveyance or other disposition of all or substantially all of our assets to any person, entity or group of persons acting in concert, (ii) any person (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) becoming the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of our securities representing 50% or more of the total voting power represented by our then outstanding voting securities, or (iii) a merger or consolidation of us with any other corporation, other than a merger or consolidation that would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or party outstanding immediately after such merger or consolidation).

The discussion and tables below disclose the amount of compensation and/or other benefits due to the Named Executive Officers in the event of their termination or employment and/or in the event we undergo a change in control. The amounts disclosed assume that such termination and/or the occurrence of such change of control was effective as of March 28, 2009. The amounts below have been calculated using numerous other assumptions that we believe to be reasonable and include amounts earned through March 28, 2009 and estimates to the amounts that would be paid out to the Named Executive Officers upon their respective terminations and/or upon the occurrence of a change of control. The actual amounts to be paid out are dependent on various factors, which may or may not exist at the time a Named Executive Officer is actually terminated and/or a change of control actually occurs. Therefore, such amounts and disclosures should be considered “forward looking statements.”

We maintain a severance plan because we believe it helps to ensure that we are able to attract and retain top talent. Further, we believe that our plan provides a level of stability for our executives during volatile business conditions that have historically existed in our industry so that they remain focused on their responsibilities and the long-term interests of the Company during such times.

The estimated amount of compensation payable to each of our Named Executive Officers pursuant to the 2007 Severance Plan in the event of involuntary termination other than for cause is set forth in the table below:

			Cash Bonus
			under
		Health Benefits	Incentive Plan
Name	Salary Continuation	(1)	(2)	Total
Jason P. Rhode, President and Chief Executive Officer	$390,000	$1,412	$0	$391,412
Thurman K. Case, Vice President, Chief Financial Officer, and Principal Accounting Officer	$122,500	$4,953	$0	$127,453
Scott Anderson, Senior Vice President and General Manager, Mixed-Signal Audio Division	$137,500	$-	$0	$137,500
Gregory S. Thomas, Vice President, General Counsel and Corporate Secretary	$137,500	$4,533	$0	$142,033
Tim Turk, Vice President, Worldwide Sales	$127,500	$4,953	$-	$132,453

(1)	The valuation of healthcare benefits is based on an estimate of the COBRA payments required for the 3-month period payable by the Company.
(2)	No bonus was payable under the Incentive Plan for the semi-annual period ending March 28, 2009 because we did not achieve the required 10% Operating Profit Margin thresholds for that period. Mr. Turk did not participate in the Incentive Plan.

The estimated amount of compensation payable to each of our currently-employed Named Executive Officers pursuant to the 2007 Severance Plan in the event of termination following a change of control, other than for cause, is set forth in the table below:

		Accelerated
		Vesting		Cash Bonus
		of	Health	Under
	Salary	Unvested Options	Benefits	Incentive Plan
Name	Continuation	(1)	(2)	(3)	Total
Jason P. Rhode, President and Chief Executive Officer	$390,000	$805,708	$5,647	$146,250	$1,347,605
Thurman K. Case, Vice President, Chief Financial Officer, and Principal Accounting Officer	$245,000	$196,672	$19,814	$61,250	$522,736
Scott Anderson, Senior Vice President and General Manager, Mixed-Signal Audio Division	$275,000	$289,706	$-	$68,750	$633,456
Gregory S. Thomas, Vice President, General Counsel and Corporate Secretary	$275,000	$216,364	$18,130	$68,750	$578,244
Tim Turk, Vice President, Worldwide Sales	$255,000	$259,172	$19,814	$-	$533,986

(1)	The valuation of accelerated vesting is based on the estimated value that would have been realized based on the difference between the exercise price of the options that were subject to accelerated vesting and the closing price of our common stock on March 28, 2009.
(2)	The valuation of healthcare benefits is based on an estimate of the COBRA payments required for the 12-month period payable by the Company.
(3)	Mr. Turk did not participate in the Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of March 28, 2009, including the Company’s 1989 Employee Stock Purchase Plan, the 1990 Directors’ Stock Option Plan, the 1996 Stock Plan, the 2002 Stock Option Plan, the 2006 Stock Incentive Plan, the LuxSonor Semiconductors, Inc. 1995 Stock Option Plan, the ShareWave, Inc. 1996 Flexible Stock Incentive Plan, the Stream Machine Company 1996 Stock Plan, and the Stream Machine Company non-statutory stock option grants made outside of a plan (in thousands, except per share amounts):

	(A)		(C)
	Number of	(B)	Number of securities
	Securities to be	Weighted-average	remaining available for
	issued upon exercise	exercise price of	future issuance under equity
	of outstanding	outstanding	compensation plans (except
	options, warrants,	options, warrants,	securities reflected in
	and rights	and rights	column (A))

Equity compensation plans approved by security holders (1)	6,519	$8.04	12,883	(2)
Equity compensation plans not approved by security holders (3)	2,544	$5.96	—

Total	9,063	$7.45	12,883

(1)	The Company’s stockholders have approved the Company’s 1989 Employee Stock Purchase Plan, the 1990 Directors’ Stock Option Plan, and the 2006 Stock Incentive Plan. The following plans were assumed by the Company at the time of acquisition, and Cirrus Logic stockholder approval was not required for these plans or their respective outstanding grants, as they were approved by the acquired companies’ stockholders: the LuxSonor Semiconductors, Inc. 1995 Stock Option Plan, the ShareWave, Inc. 1996 Flexible Stock Incentive Plan, the Stream Machine Company 1996 Stock Plan, and the Stream Machine Company non-statutory stock option grants made outside of a plan.
(2)	In addition to shares available for issuance under our 2006 Stock Incentive Plan, the number reported includes 58,338 shares available for grant under the 1990 Director’s Stock Option Plan, which was suspended following the stockholders’ approval of the 2006 Equity Incentive Plan, and 778,685 shares available for issuance under the Company’s 1989 Employee Stock Purchase Plan. The 1989 Employee Stock Purchase Plan expired on May 26, 2009, and the 1990 Directors’ Stock Option Plan is set to expire on January 16, 2010. In addition, our Board discontinued all future grants under the option plans we assumed in connection with our past acquisitions, including the LuxSonor Semiconductors, Inc. 1995 Stock Option Plan, the ShareWave, Inc. 1996 Flexible Stock Incentive Plan, and the Stream Machine Company 1996 Stock Plan, so shares under these plans have not been included in the total.
(3)	In August 2002, the Board approved the 2002 Stock Option Plan, which permits awards of fair market value stock options to non-executive employees. As of July 2006, when our stockholders approved the adoption of the 2006 Stock Incentive Plan, we canceled all remaining options available for grant under the 2002 Stock Option plan.

As of March 28, 2009, the Company was granting equity awards only under the 2006 Stock Incentive Plan.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

The Audit Committee is comprised solely of independent directors, as defined by the applicable Nasdaq listing standards and rules of the SEC, and it operates under a written charter adopted by the Board, which is available under the Corporate Governance section of our “Investors” page on our Web site at www.cirrus.com. The composition of the Audit Committee, the attributes of its members, and the responsibilities of the Audit Committee, as reflected in its charter, are intended to comply with applicable requirements for corporate audit committees. The Sarbanes-Oxley Act of 2002 added provisions to federal law to strengthen the authority of, and increase the responsibility of, corporate audit committees. In 2004, Nasdaq also adopted, and the SEC approved, additional rules concerning audit committee structure, membership, authority and responsibility. The Audit Committee amended and restated its charter in response to the Sarbanes-Oxley Act and the Nasdaq listing standards, and continues to review and assess the adequacy of its charter on an annual basis, and will revise it to comply with other new rules and regulations as they are adopted.

As described more fully in its charter, the primary focus of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm, Ernst & Young, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board.

In accordance with the Sarbanes-Oxley Act and the Nasdaq listing standards, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm.

The Audit Committee serves an oversight role for the Board in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters. The Audit Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the Audit Committee certify that the independent auditors are “independent” under applicable rules.

In this context, the Audit Committee has met and held discussions with management and Ernst & Young. Management represented to the Audit Committee that the audited financial statements of the Company contained in the Company’s Annual Report to Stockholders for the year ended March 28, 2009, were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with Ernst & Young matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees” and the Sarbanes-Oxley Act.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by the applicable requirements for the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Ernst & Young the firm’s independence. In addition, the Audit Committee has considered whether the provision of non-audit services is compatible with maintaining Ernst & Young’s independence.

Based upon the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review of the representations of management, and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended March 28, 2009, as filed with the SEC.

Submitted by the Audit Committee of the Board:

Robert H. Smith, Chairman
D. James Guzy
Walden C. Rhines

AUDIT AND NON-AUDIT FEES AND SERVICES

Audit and Related Fees

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young, for fiscal years 2009 and 2008.

	2009	2008

Audit Fees	$402,500	$545,201
Audit-Related Fees	2,000	1,624
Tax Fees	13,750	101,895
All Other Fees	0	0

TOTAL	$418,250	$648,720

Audit Fees. Audit services consisted of the audit of the Company’s consolidated financial statements and of management’s assessment and the operating effectiveness of internal control over financial reporting, included in its annual report on Form 10-K, the review of the Company’s financial statements included in its quarterly reports on Form 10-Q, and statutory audits required internationally. The Audit Fees for fiscal year 2008 included $22,000 in fees associated with the Company’s filing of an amended Annual Report on Form 10-K/A for the fiscal year ended March 25, 2006, and an amended quarterly Report on Form 10-Q/A for the quarter ended June 24, 2006.

Audit-Related Fees. Audit-related services generally include fees for accounting consultations and registration statements filed with the SEC.

Tax Fees. Tax services include tax compliance services, technical tax advice, administrative fees, as well as certain expatriate services.

All Other Fees. There were no other fees during fiscal year 2009 or 2008.

Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy for the pre-approval of audit, audit-related and non-audit services provided by the Company’s independent registered public accounting firm.

For audit and audit-related services, the independent auditor will provide the Audit Committee with an engagement letter and estimated budget for formal acceptance and approval at the beginning of the fiscal year. A list of non-audit services and estimated budget for such services for the upcoming fiscal year shall be submitted to the Audit Committee by Company management for pre-approval. To ensure prompt handling of unexpected non-budgeted non-audit related services, the Audit Committee has delegated to its Chair the authority to amend or modify the list of approved permissible non-audit services and fees if the cost of the service is less than $100,000. Any such unexpected services for which the cost is more than $100,000 shall be approved by the Audit Committee. If the Chair takes any action, the Chair will report such action to the Audit Committee at the next Audit Committee meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification and Insurance. Our bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and executive officers and have purchased directors’ and officers’ liability insurance.

Procedures for Review, Approval, and Ratification of Related Party Transactions. The Board recognizes that related party transactions can present conflicts of interest and questions as to whether transactions are in the best interests of Cirrus Logic. Accordingly, the Board has documented and implemented certain procedures for the review, approval, or ratification of related party transactions. Pursuant to these procedures, the Audit Committee must review, approve or ratify any transactions with related persons. When it is impractical to wait for a scheduled Audit Committee meeting, a proposed related-party transaction may be submitted to the Audit Committee Chair for approval and then subsequently reported to the Committee at the next Committee meeting.

This procedure seeks to ensure that Company decisions are based on the merits of the transaction and the interests of the Company and its stockholders. It is the Company’s preference to avoid related party transactions but where, in the course of business, transactions with related parties are unavoidable, this procedure sets forth a methodology that is designed to ensure all such transactions are at arms length and on terms comparable to those provided to other unrelated entities in the marketplace.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Executive officers, directors and greater than ten percent stockholders are also required by the federal securities rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of the Forms 3, 4 and 5 received by the Company or representations from certain reporting persons, the Company believes that, during the fiscal year 2009, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were met in a timely manner, except in the following instances: (1) one Form 4 filing by Timothy Turk, an executive officer of the Company, was made one day late, and (2) one Form 4 filing by Gerald Gray, a former executive officer of the Company, was made one day late.

HOUSEHOLDING

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability of Proxy materials, unless the affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

This year, we expect that a number of brokers with account holders who beneficially own our common stock will be “householding” our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Shareholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (800) 542-1061, or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

COMMUNICATING WITH US

Communicating with the Board
If you would like to contact the Board, including a committee of the Board, you may write to the following address:

Board of Directors
c/o Corporate Secretary
Cirrus Logic, Inc.
2901 Via Fortuna
Austin, Texas 78746

The Corporate Secretary or chair of the Governance and Nominating Committee, as appropriate, reviews all correspondence addressed to the Board and regularly forwards to the Board a summary of all such correspondence that, in the opinion of the Corporate Secretary or chair of the Governance and Nominating Committee, deals with the functions of the Board or the Board Committees. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Board or individual Board members. Concerns relating to accounting, internal controls or auditing issues will be immediately brought to the attention of the chair of the Audit Committee.

Other Communications
If you would like to receive information about the Company, you may use one of these convenient methods:

1.	To have information such as our latest Annual Report on Form 10-K or Form 10-Q mailed to you, please call our Investor Relations Department at (512) 851-4125.

2.	To view our home page on the Internet, use our Web site address: www.cirrus.com. Our home page provides you access to product, marketing and financial data, job listings, and an on-line version of this proxy statement, our Annual Report on Form 10-K and other filings with the SEC.

If you would like to write to us, please send your correspondence to the following address:

Cirrus Logic, Inc.
Attention: Investor Relations
2901 Via Fortuna
Austin, TX 78746

If you would like to inquire about stock transfer requirements, lost certificates and change of stockholder address, please contact our transfer agent, Computershare Investor Services, at (781) 575-2879 or by email to shareholder@computershare.com. You may also visit their Web site at www.computershare.com for step-by-step transfer instructions.

If you would like to report any inappropriate, illegal or criminal conduct by any employee, agent or representative of the Company, any violation of the Company’s Code of Conduct, or any complaint or concern regarding accounting, internal accounting controls or auditing matters, you may file an anonymous and confidential report by contacting EthicsPoint, an independent reporting system provider, by telephone at 1-866-384-4277 (1-866-ETHICSP), or through its website at www.ethicspoint.com.

ANNUAL REPORT

On June 1, 2009, we filed with the SEC an Annual Report on Form 10-K for the fiscal year ended March 28, 2009. The Annual Report on Form 10-K has been provided concurrently with this proxy Statement to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

Stockholders may also obtain a copy of the Annual Report on Form 10-K and any of our other SEC reports, free of charge, (1) from the SEC’s website at www.sec.gov, (2) from our website at www.cirrus.com, or (3) by writing to Investor Relations, Cirrus Logic, Inc., 2901 Via Fortuna, Austin, TX 78746. The Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy solicitation material.

BY ORDER OF THE BOARD OF DIRECTORS

Jason P. Rhode
President and Chief Executive Officer
Austin, Texas
March 29, 2009

Exhibit A
Cirrus Logic, Inc.
Corporate Governance Guidelines

I. Director Qualifications

General
The Board of Directors (the “Board”) of Cirrus Logic, Inc. (the “Company”) will have at least two-thirds (2/3rds) of its directors who meet the criteria for independence required by the applicable listing standards of the Nasdaq Stock Market, Inc. (the “NASDAQ”), other applicable laws and regulations, and the standards set forth in Exhibit A to these Guidelines (the “Independent Directors”). The Nominating and Governance Committee (the “Governance Committee”) will review, on an annual basis, the requisite skills and characteristics of all Board members, taking into consideration skills and experience in the context of the needs of the Board. Nominees for directorship will be selected and considered by the Governance Committee in accordance with its charter. An invitation to join the Board should be extended on behalf of the Board by the Chair of the Governance Committee and the Chair of the Board. The Chief Executive Officer shall be the only member of the Board who is an executive officer of the Company.

Size of Board

Subject to the Company’s Certificate of Incorporation and By-Laws, the Board shall be limited to seven or fewer members, except during certain periods, such as director transitions and the integration of acquisitions.

Service on Other Boards

Due to the commitment of time required to adequately fulfill the responsibilities of Board membership, no director may serve on more than five other public company boards. Directors should advise the Chairman of the Board and the Chair of the Governance Committee in advance of accepting an invitation to serve on another company board.

Board Evaluation Process

The Governance Committee will oversee an annual self-assessment of the Board’s performance as well as the performance of each committee of the Board.

Annual Review for Re-Election

The Governance Committee will review each director’s continuation on the Board every year. This will allow each director the opportunity to conveniently confirm his or her desire to continue as a member of the Board.

Directors Who Change Their Present Job Responsibility

It is not necessary that directors leave the Board when they retire or change from the position they held when they joined the Board. A director should, however, offer to resign to provide an opportunity for the Board, via the Governance Committee, to review the continued appropriateness of Board membership under the circumstances.

Retirement Policy

Board members will retire at the first stockholders’ meeting in which directors will be elected following the director’s 75th birthday.

II. Director Responsibilities

General

The basic responsibility of each director is to exercise his or her business judgment to act in what he or she reasonably believes to be in the best interest of the Company and its stockholders. In discharging this obligation, directors should be entitled to rely on the honesty and integrity of the

Company’s executive officers and its outside advisors and auditors. The directors shall also be entitled to have the Company purchase reasonable directors’ liability insurance on their behalf, and to receive the benefits of indemnification to the fullest extent permitted by law and the Company’s Certificate of Incorporation, By-Laws and any indemnification agreements.

Selection of Chairman of the Board

The Board is free to select its Chairman in the manner and upon the criteria that it deems best for the Company at the time of selection, except that the Chief Executive Officer shall not be eligible to be selected as Chairman of the Board. The Chairman of the Board will:

a)	Seek input from all directors as to the preparation of the agendas for Company board and Committee meetings;

b)	Advise the Board as to the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the Independent Directors to effectively and responsibly perform their duties; and

c)	Assist the Company’s officers in assuring compliance with and implementation of all applicable corporate and securities laws and be principally responsible for revisions to the Company’s governance guidelines for compliance and implement of same.

Lead Independent Director

In the event that the Chairman of the Board is not an Independent Director, the Independent Directors will designate an Independent Director to be the “Lead Independent Director.” The Lead Independent Director shall coordinate the activities of the other Independent Directors and perform various other duties. Service of the Lead Independent Director shall not exceed five (5) years.

Attendance at Board Meetings

Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting generally should be distributed in writing to the directors before the meeting, and directors should review these materials in advance of the meeting. Sensitive subject matters may be discussed at the meeting without written materials being distributed in advance or at the meeting.

Attendance at Annual Meeting

Directors are expected to attend the Company’s annual meeting absent extraordinary circumstances. To facilitate attendance and reduce travel costs, the annual meeting should be scheduled to occur around the same time as a periodic meeting of the Board.

Content of Board Meetings

The Chairman of the Board will establish the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting. The Board will review the Company’s long-term strategic plans and the principal issues that the Company will face in the future during at least one Board meeting each year.

Executive Session

The Company’s independent directors who satisfy the independence requirements of the NASD will usually meet in executive session during each regularly scheduled Board meeting.

Potential Conflicts of Interest

Board members are required to accurately and completely disclose to the Board (or any applicable committee) all financial interest or personal interest that he or she has in any contract or transaction that is being considered by the Board (or any committee) for approval. Disclosed conflicts of interest shall be included in the minutes of the meeting.

Board Interaction with Investors, Press, Customers, etc.

The Board believes that the management speaks for the Company when dealing with the media, investors, rating agencies, stockholders, customers, regulators and other similar constituencies.

III. Board Committees

General

The Board will have at all times an Audit Committee, a Compensation Committee and a Governance Committee. All of the members of these committees will meet the criteria for independence required by applicable listing standards of the NASDAQ and other applicable laws and regulations. Committee members will be appointed by the Board upon recommendation of the Governance Committee with consideration of the desires of individual directors. It is the belief of the Board that consideration should be given to rotating committee members periodically. It is expected that each committee Chair will have had previous service on the applicable committee.

Charters

Each committee will have its own charter, which is approved by the Board. The charters will establish the purposes, goals and responsibilities of the committees, as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure, operations and reporting to the Board.

Schedule and Timing of Meetings

The Chair of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chair of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. At the beginning of the year, each committee will establish a schedule of agenda subjects to be discussed during the year (to the degree these can be foreseen). The schedule for each committee will be furnished to all directors. Board members are welcome to attend any Committee meeting, whether they are a member of the committee or not.

Additional Committees

The Board may, from time to time, establish or maintain additional committees as deemed necessary or appropriate.

IV. Director Access To Officers and Employees

Directors have full and free access to officers and employees of the Company. Any meetings or contacts that a director wishes to initiate may be arranged through the Chief Executive Officer or the Secretary or directly by the director. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and will, to the extent deemed appropriate by the director, inform the Chief Executive Officer that such communications are taking place.

V. Director Compensation

General

The Board believes that director compensation should include components that are designed to align the interests of the directors with the interests of stockholders and that the aggregate value of director compensation and perquisites should generally be at or near the median level of director compensation at peer companies. The form and amount of director compensation will be recommended to the Board by the Compensation Committee in accordance with the policies and principles set forth in its charter.

Charitable Contributions

Charitable contributions by the Company exceeding $10,000 in any calendar year to an organization in which an independent director is affiliated shall be subject to the approval of the Compensation Committee, which shall consider the impact of any such contributions on the applicable director’s independence.

VI. Continuing Director Education

The Board believes that it is appropriate for directors, at their discretion, to attend continuing director education programs related to their duties as directors. Upon approval by the Chair of the Governance Committee, the Company will reimburse reasonable continuing education and travel expenses incurred by a director in attending such programs. The Company will provide a reasonable budget to each member of the Board for the purpose of attending director education programs of the director’s choosing.

VII. Management Evaluation, Compensation Review and Succession Planning

Review of CEO and Executive Officers

The Board of Directors will review the Chief Executive Officer’s, the Chief Financial Officer’s, and the Chief Legal Officer’s (or General Counsel) performance on an annual basis.

Compensation Review

At least once every three years, the Compensation Committee shall select and retain an independent consultant to conduct a comparative study of the Company’s executive compensation polices, practices, and procedures (including specifically with respect to options) relative to other public companies and prepare and submit to the Compensation Committee a report and recommendations.

Succession Planning

The Board of Directors will evaluate and nominate potential successors to the Chief Executive Officer. The Chief Executive Officer may make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

VIII. Option Granting Procedures

In addition to the standard controls and procedures with respect to the Company’s stock option granting procedures, The Company shall require the following:

a)	All stock option grants to directors and executive officers of the Company subject to the requirements of Section 16 of the Securities Exchange Act of 1934, shall be disclosed by or on behalf of the director or executive officer within two business days of such grants;

b)	All grants of options to executive officers and directors shall be made only at a meeting of the Company’s Board or Compensation Committee and not by unanimous written consent. The Company’s General Counsel and/or Corporate Counsel shall attend any and all meetings where options are granted; and

c)	Stock options granted to all officers, directors and employees shall be granted on predetermined dates. In setting these predetermined dates, the Company will not have any program, plan or practice to time option grants in coordination with the release of material non-public information. The Company shall complete all grant documentation required to approve the option grants and circulate that information to those approving the grants prior to the predetermined grant dates.

IX. Director Nominations Process

Annual Review

The Governance Committee will review annually the needs of the Board for various skills, experience, expected contributions and other characteristics in determining the director candidates to be nominated for election at the annual meeting of stockholders. The Governance Committee will evaluate candidates for directors proposed by directors, stockholders or management in light of the committee’s views of the current needs of the Board for certain skills, experience or other characteristics, the candidate’s background, skills, experience, other characteristics and expected contributions and the qualification standards established from time to time by the Governance Committee. If the committee believes that the Board requires additional candidates for nomination, the Committee may engage a third party search firm to assist in identifying qualified candidates. All directors and nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Governance Committee. In making the determinations regarding nominations of directors, the Governance Committee may take into account the benefits of diverse viewpoints as well as the benefits of a constructive working relationship among directors.

Nominations Process

In considering candidates recommended by stockholders for the Company’s Board, the Governance Committee shall follow the following process:

a)	The Governance Committee shall consider all candidates as recommended by a stockholder (or group of stockholders) who own at least 5% of the Company’s outstanding common stock and who have held such shares for at least one year (an “Eligible Stockholder”);

b)	An Eligible Stockholder wishing to recommend a candidate must submit the following not less than 120 calendar days prior to the anniversary of the date the proxy was released to the shareholders in connection with the previous year’s annual meeting: (A) a recommendation that identifies the candidate and provides contact information; (B) the written consent of the candidate to serve as a director of the Company, if elected; and (C) documentation establishing that the shareholder making the recommendation is an Eligible Stockholder;

c)	Upon timely receipt of the required documents, the Corporate Secretary will determine if the shareholder submitting the recommendation is an Eligible Stockholder based on such documents. The Corporate Secretary will inform the stockholder of his or her determination;

d)	If the candidate is to be evaluated by the Governance Committee, the Corporate Secretary will request a resume, a completed director and officer questionnaire, a completed statement regarding conflicts of interest, and a waiver of liability for background check from the candidate. To evaluate the candidate and consider such candidate for nomination by the Board, such documents must be received from the candidate before the first day of March preceding the annual meeting; and

e)	If, in the exercise of its business judgment, the Governance Committee determines not to nominate the Eligible Stockholder’s initial candidate, the Governance Committee will inform the Eligible Stockholder of its decision and provide the stockholder the opportunity to submit one alternate candidate; provided, however, the Committee shall not be obligated to consider a candidate if the Committee does not receive within 30 calendar days of its notice of determination: (A) the written consent of the candidate to serve as a director of the Company, if elected; and (B) the documents required above. The Governance Committee will, in the exercise of its business judgment, determine whether to nominate the alternate candidate for election to the Board.

X. Shareholder Proposals

All shareholder proposals that are required to be included in the Company’s proxy statement shall be evaluated by a committee of at least three Independent Directors. Such committee shall determine, with the assistance of outside advisors, if necessary, whether the shareholder proposal is in the best interest of the Company. The committee shall recommend to the Board for or against such shareholder proposal and the reasons for such recommendation. The Board shall publish the recommendation for or against such proposal and the reason for such recommendation in a proxy statement.

XI. Communications with the Board of Directors

The Corporate Secretary, or the Chair of the Governance Committee, as appropriate, shall review correspondence addressed to the Board and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary and/or the Chair of the Governance Committee, deals with the functions of the Board or committees thereof. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Board of Directors or individual members thereof. Concerns relating to accounting, internal controls, or auditing issues will be immediately brought to the attention of the Audit Committee Chair.

Exhibit A
Cirrus Logic Director Independence Standards

Cirrus Logic, Inc. provides that the following requirements should be met in order for a director to be considered “independent”:

a)	The director has not been employed by the Company or any of its affiliates (defined as any individual or business entity that owns at least 5% of the securities of the Company having ordinary voting power) at any time during the preceding three years;

b)	The director has not received, during the current calendar year or any of the three immediately preceding calendar years, remuneration, directly or indirectly, other than de minimus remuneration, as a result of service as, or compensation paid to an entity affiliated with the individual who serves as (1) an advisor, consultant, or legal counsel to the Company or to a member of the Company’s senior management; or (2) a significant customer or supplier of the Company;

c)	The director has no personal services contract with the Company;

d)	The director is not employed and compensated by a not-for-profit entity that receives from the Company significant contributions that are required to be disclosed in the Company’s proxy statement;

e)	The director is not a member of the immediate family of any person who fails to satisfy the Company’s Director Independence Standards, except that with respect to employment with the Company or its affiliates, employment of immediate family members will not negate independence unless such employment is in an executive officer or director position;

f)	The director has no interest in any investment that the director jointly acquired in conjunction with the Company;

g)	During the current fiscal year or any of the three immediately preceding fiscal years, a company of which the director is an executive officer or an employee has not had any business relationship with the Company for which the Company has been required to make disclosure under Regulation S-K of the Securities and Exchange Commission (“SEC”), other than for service as a director or for which relationship no more than de minimus remuneration was received in any one such year; provided, however, that the need to disclose any relationship that existed prior to a director joining the Board shall not in and of itself render the director non-independent; and

h)	The director shall not be employed by a public company at which an executive officer of the Company serves as a director.

i)	A director is deemed to have received remuneration (other than remuneration as a director including remuneration provided to a non-executive Chairman of the Board, Committee Chairman, or Lead Independent Director), directly or indirectly, if remuneration, other than de minimus remuneration, was paid by the Company, its subsidiaries or affiliates, to any entity in which the director has beneficial ownership interest of 5% or more, or to an entity by which the director is employed or self-employed other than as a director.

Remuneration is deemed de minimus remuneration if such remuneration is $50,000 or less in any calendar year, or if such remuneration is paid to an entity, it (1) did not for the calendar year exceed 5% of the gross revenues of the entity, or $200,000, whichever is more; and (2) did not directly result in a material increase in the compensation received by the director from that entity.

Annual Meeting of Stockholders	Annual Meeting of Stockholders
Cirrus Logic, Inc.	Cirrus Logic, Inc.
2901 Via Fortuna	2901 Via Fortuna
Austin, Texas 78746	Austin, Texas 78746
July 24, 2009	July 24, 2009
1:00 P.M.	1:00 P.M.

ADMIT ONE	ADMIT ONE

VOTE BY INTERNET (Worldwide) - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an CIRRUS LOGIC, INC. electronic voting instruction form. 2901 VIA FORTUNAELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONSAUSTIN, TX 78746 If you would like to reduce the costs incurred by Cirrus Logic, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE (U.S. and Canada only) - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cirrus Logic, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M15317-P80827 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CIRRUS LOGIC, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO number(s) of the nominee(s) on the line below. CONTRARY DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR 0 0 0 PROPOSAL 2. Vote On Directors 1. Election of Directors The Board of Directors recommends a vote FOR the listed nominees. Nominees: (01) Michael L. Hackworth (05) Jason P. Rhode (02) John C. Carter (06) William D. Sherman (03) Timothy R. Dehne (07) Robert H. Smith (04) D. James Guzy Vote On Proposal The Board of Directors recommends a vote FOR the following proposal: For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending 0 0 0 March 27, 2010. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy is revocable at any time before it is exercised. For address changes and/or comments, please check this box and write them on 0 the back where indicated. Please sign exactly as name(s) appear(s) on this proxy card. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature [PLEASE SIGN WITHIN BOX]Date Signature (Joint Owners) Date

Vote by Telephone (U.S. and Canada only) Vote by Internet (Worldwide) It’s fast, convenient, and immediate! It’s fast, convenient, and your vote is immediately Call Toll-Free on a Touchtone Phone confirmed and posted. 1-800-690-6903 Follow these 3 easy steps: Follow these 3 easy steps: 1. Read the accompanying Proxy 1. Read the accompanying Proxy Statement/Prospectus and Proxy Card. Statement/Prospectus and Proxy Card. 2. Call the toll-free number at 2. Go to the Website at 1-800-690-6903. http://www.proxyvote.com. 3.Follow the recorded instructions. 3. Follow the instructions provided. Your vote is important! Your vote is important! Call 1-800-690-6903 anytime! Go to http://www.proxyvote.com anytime! Do not return your Proxy Card if you are voting by Telephone or Internet Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: Combined document containing the Annual Report on Form 10-K and Proxy Statement is available at www.proxyvote.com. M15318-P80827 PROXY CIRRUS LOGIC, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PROXY FOR 2009 ANNUAL MEETING OF STOCKHOLDERS The undersigned stockholder of CIRRUS LOGIC, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 29, 2009, and the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2009, and hereby appoints Thurman Case and Scott Thomas, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2009 Annual Meeting of Stockholders of CIRRUS LOGIC, INC., to be held on July 24, 2009 at 1:00 p.m. local time at Cirrus Logic, Inc., 2901 Via Fortuna, Austin, TX 78746, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) SEE REVERSESEE REVERSE CONTINUED AND TO BE SIGNED ON REVERSE SIDE
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